SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )

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☐           Preliminary Proxy Statement
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☒           Definitive Proxy Statement
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☐           Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

BEL FUSE INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF
BEL FUSE INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Bel Fuse Inc. will be held at the Courtyard by Marriott, 540 Washington Boulevard, Jersey City, New Jersey 07310, on Tuesday, May 17, 2011 at 2:00 p.m. for the following purposes:

1.	To elect two directors for three-year terms.

2.	To ratify the designation of Deloitte & Touche LLP to audit Bel’s books and accounts for 2011.

3.	To approve, on an advisory basis, the executive compensation of the Company’s named executive officers as described in this proxy statement.

4.	To vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation.

5.	To approve the Bel Fuse Inc. 2011 Equity Compensation Plan.

6.	To consider and act upon other matters which may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 8, 2011 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

COLIN DUNN, Secretary

Jersey City, New Jersey
April 15, 2011
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WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

THIS NOTICE AND THE ACCOMPANYING PROXY STATEMENT ARE FURNISHED TO THE HOLDERS OF THE COMPANY’S CLASS B COMMON STOCK, PAR VALUE $0.10 PER SHARE, FOR INFORMATIONAL PURPOSES.  HOLDERS OF CLASS B COMMON STOCK ARE NOT ENTITLED TO VOTE AT THE ANNUAL MEETING IN ACCORDANCE WITH THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED.

BEL FUSE INC.
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PROXY STATEMENT
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The following statement is furnished to the holders of the Class A Common Stock, par value $0.10 per share (the “Class A Common Stock”), of Bel Fuse Inc. (“Bel” or the “Company”), a New Jersey corporation with its principal executive offices at 206 Van Vorst Street, Jersey City, New Jersey 07302, in connection with the solicitation by the Board of Directors of Bel of proxies to be used at Bel’s Annual Meeting of Shareholders.  The Annual Meeting will be held at the Courtyard by Marriott, 540 Washington Boulevard, Jersey City, New Jersey 07310, on Tuesday, May 17, 2011 at 2:00 p.m.  This Proxy Statement is also furnished to the holders of Bel’s Class B Common Stock, par value $0.10 per share (the “Class B Common Stock”), for informational purposes.  Holders of Class B Common Stock are not entitled to vote at the Annual Meeting in accordance with Bel’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”).  This Proxy Statement and, as to holders of the Class A Common Stock, the enclosed form of proxy are first being sent to shareholders on or about April 15, 2011. As used in the remainder of this Proxy Statement, unless otherwise indicated, the term “shareholders” shall refer to the holders of Bel’s Class A Common Stock.

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 17, 2011:  This proxy statement and our annual report are available at www.belfuse.com.

Voting; Revocation of Proxies

A form of proxy is enclosed for use at the Annual Meeting if a shareholder is unable to attend in person.  Each proxy may be revoked at any time before it is exercised by giving written notice to the secretary of the meeting.  A subsequently dated proxy will, if properly presented, revoke a prior proxy. Any shareholder may attend the meeting and vote in person whether or not he has previously given a proxy.  All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy.  If a proxy is signed but no specification is given, the shares will be voted “FOR” the Board’s nominees to the Board of Directors, “FOR” the ratification of the designation of Deloitte & Touche LLP to audit Bel’s books and accounts for 2011, “FOR” the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers, “FOR” the Company holding an annual advisory vote on executive compensation and “FOR” the approval of the Bel Fuse Inc. 2011 Equity Compensation Plan.

Proxy Solicitation

The entire cost of soliciting these proxies will be borne by Bel. In following up the original solicitation of the proxies by mail, Bel may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock held of record by such persons and may reimburse them for their expenses in so doing.  If necessary, Bel may also use its officers and their assistants to solicit proxies from the shareholders, either personally or by telephone or special letter.

Vote Required; Shares Entitled To Vote; Principal Shareholders

The presence in person or by proxy of holders of a majority of the outstanding shares of the Company’s Class A Common Stock will constitute a quorum for the transaction of business at the Company’s Annual Meeting. Assuming that a quorum is present, the election of directors will require the affirmative vote of a plurality of the shares of Class A Common Stock represented and entitled to vote at the Annual Meeting and approval of Proposals 2 (ratification of the designation of Deloitte & Touche LLP to audit Bel's books and accounts for 2011) and 5 (approval of the Bel Fuse Inc. 2011 Equity Compensation Plan) will require the affirmative vote of a majority of the votes cast with respect to each such proposal. With respect to Proposal 3, the affirmative vote of a majority of the votes cast will constitute the shareholders' non-binding approval of the advisory vote on our named executive officers' compensation.  With respect to Proposal 4, the option of one year, two years or three years that receives the highest number of votes cast will be the frequency of the vote on the compensation of our named executive officers that has been approved by the shareholders on an advisory basis.  For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those cast "for" or "against" (or, with respect to Proposal 4, every one year, every two years or every three years) will be included.  Abstentions and broker non-votes will be counted only for the purpose of determining whether a quorum is present at the Annual Meeting.  Broker non-votes occur when brokers who hold their customers’ shares in street name submit proxies for such shares on some matters, but not others.  Generally, this would occur when brokers have not received any instructions from their customers.  In these cases, the brokers, as the holders of record, are permitted to vote on “routine” matters, which typically include the ratification of the independent auditors, but not on non-routine matters. Holders of Class A Common Stock are not entitled to cumulative voting in the election of directors.

Holders of record of the Class A Common Stock at the close of business on April 8, 2011 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 2,174,912 shares of Class A Common Stock outstanding. However, as a result of protective provisions in the Company’s Certificate of Incorporation described below, the voting rights of two shareholders of the Company, FMR LLC (“FMR”) and GAMCO Investors, Inc. et al. (“GAMCO”), have been suspended and all of the shares of Class A Common Stock beneficially owned by such shareholders will not be included in determining the number of shares entitled to vote at the Annual Meeting.  According to filings made by each of FMR and GAMCO with the Securities and Exchange Commission, such shareholders beneficially owned in the aggregate 980,618 shares of Class A Common Stock on the record date.  Accordingly, a total of 1,194,294 shares of Class A Common Stock will be entitled to vote at the Annual Meeting, each of which will be entitled to one vote on all matters to come before the meeting.

The Company’s Certificate of Incorporation provides that if a shareholder, other than shareholders subject to specific exceptions, acquired (after the date of the Company’s 1998 recapitalization) 10% or more of the outstanding Class A Common Stock and does not own an equal or greater percentage of all then outstanding shares of both Class A and Class B Common Stock (all of which must have been acquired after the date of the 1998 recapitalization), such shareholder must, within 90 days of the trigger date, purchase shares of Class B Common Stock, in an amount and at a price determined in accordance with a formula described in the Certificate of Incorporation, or forfeit its right to vote its shares of Class A Common Stock.  As of the record date, to the Company’s knowledge, each of FMR and GAMCO beneficially owned in excess of 10% of the outstanding shares of Class A Common Stock with no ownership of the Company’s Class B Common Stock and with no basis for exception from the operation of these provisions.  In order to vote their respective shares at the Annual Meeting, these shareholders were required to either purchase the required number of shares of Class B Common Stock or sell or otherwise transfer shares of Class A Common Stock until their Class A holdings were under 10%.  As of the record date, to the Company’s knowledge, neither FMR nor GAMCO has taken the required actions and, accordingly, the voting rights of each of FMR and GAMCO are currently suspended.

The Company’s management is not aware of any individual or entity that owned of record or beneficially more than five percent of the Class A Common Stock as of the record date other than Sybil Bernstein, Howard B. Bernstein, Daniel Bernstein, FMR LLC, GAMCO Investors, Inc. et al., Royce & Associates, LLC and Dimensional Fund Advisors LP.  Sybil Bernstein was the wife of Elliot Bernstein, the Chairman of the Board and a Director of the Company until his death in July 2001. Howard B. Bernstein is a Director of the Company.  Daniel Bernstein is President, Chief Executive Officer and a Director of the Company.  The business address for Howard B. Bernstein and Daniel Bernstein is 206 Van Vorst Street, Jersey City, New Jersey 07302. The following table provides information regarding the beneficial ownership of Class A Common Stock by Sybil Bernstein, Dimensional Fund Advisors LP, Royce & Associates, LLC, FMR and GAMCO. For information regarding the number of shares beneficially owned by Howard B. Bernstein and Daniel Bernstein, see “Election of Directors - Beneficial Ownership of the Company’s Stock”.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class	Percent of Class Whose Voting Rights Were Not Suspended

Sybil Bernstein	251,132	(1)	11.5%	21.0%
206 Van Vorst Street
Jersey City, NJ 07302

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	123,640	(2)	5.7%	10.4%

Royce & Associates, LLC	126,727	(3)	5.8%	10.6%
1414 Avenue of the Americas
New York, NY 10019 FMR LLC	346,718	(4)	15.9%	0.0%
82 Devonshire Street Boston, MA 02109 GAMCO Investors, Inc. et al. One Corporate Center Rye, NY 10580-1435	633,900	(5)	29.1%	0.0%
________________
(1)
The shares of Class A Common Stock beneficially owned by Ms. Bernstein include: (i) 18,800 shares owned by a not-for-profit foundation of which Ms. Bernstein is president and trustee and (ii) 192,770 shares owned by a trust of which Ms. Bernstein is the beneficiary and trustee.  Ms. Bernstein also owns 457,109 shares of Class B Common Stock, or 4.8% of the outstanding shares.  The shares of Class B Common Stock beneficially owned by Ms. Bernstein include: (i) 51,205 shares owned by a not-for-profit foundation of which Ms. Bernstein is president and trustee, and (ii) 370,799 shares owned by a trust of which Ms. Bernstein is the beneficiary and trustee.

(2)
Pursuant to a filing made by Dimensional Fund Advisors LP with the Securities and Exchange Commission on February 11, 2011, Dimensional Fund Advisors LP, a registered investment adviser, is the beneficial owner of the shares listed above as the result of acting as investment advisor to its clients, who have the right to direct the receipt of dividends, to receive dividends from such shares and to receive the proceeds from the sale of such shares.  The filing indicated that such shares represented 5.7% of the outstanding shares.  However, as a result of the suspension of voting rights of two other shareholders, Dimensional Fund Advisor LP’s percentage of the voting shares is 10.4%.

(3)
Pursuant to a filing made by Royce & Associates, LLC with the Securities and Exchange Commission on January 12, 2011, Royce & Associates, LLC, a registered investment adviser, is the beneficial owner of the shares listed above as the result of acting as investment advisor to its clients, who have the right to direct the receipt of dividends, to receive dividends from such shares and to receive the proceeds from the sale of such shares.  The filing indicated that such shares represented 5.8% of the outstanding shares.  However, as a result of the suspension of voting rights of two other shareholders, Royce & Associates, LLC’s percentage of the voting shares is 10.6%.

(4)
Pursuant to a filing made by FMR with the Securities and Exchange Commission on February 14, 2011, Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR LLC and a registered investment adviser, is the beneficial owner of 346,718 shares of Class A Common Stock as the result of acting as investment advisor to various investment companies.  As explained above, all of such 346,718 shares may not be voted at the Annual Meeting and are not included in the total number of shares entitled to vote at the meeting.  If FMR’s voting rights had not been suspended and such shares had been so included, they would have represented 15.9% of the outstanding shares. Pursuant to such filing, the ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 346,718 shares or 15.9% of the Class A Common Stock outstanding. Edward C. Johnson III and FMR LLC, through its control of Fidelity and the funds, each have sole power to dispose of the 346,718 shares.  The filing states that the sole power to vote these shares resides with the boards of trustees of the various funds.

(5)
Pursuant to a filing made by GAMCO with the Securities and Exchange Commission on March 2, 2011, Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer beneficially own 633,900 shares of Class A Common Stock.  The filing discloses that the beneficial ownership of three such investment companies is as follows:  Gabelli Funds, LLC:  344,500 shares; GAMCO Asset Management Inc.:  193,800 shares; and Teton Advisors, Inc.:  95,600 shares.  According to such filing, each of the Reporting Persons and Covered Persons has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the securities reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) Gabelli Funds has sole dispositive and voting power with respect to the shares of Bel held by the Funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in Bel and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund’s shares, (ii) at any time, the Proxy Voting Committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such Fund under special circumstances such as regulatory considerations, and (iii) the power of Mario Gabelli, GAMCO Investors, Inc., and GGCP, Inc. is indirect with respect to securities beneficially owned directly by other Reporting Persons.  As explained above, all of such 633,900 shares may not be voted at the Annual Meeting and are not included in the total number of shares entitled to vote at the meeting.  If GAMCO’s voting rights had not been suspended and such shares had been so included, they would have represented 29.1% of the outstanding shares.

2012 Annual Meeting; Nominations

Shareholders intending to present proposals at the 2012 Annual Meeting of Shareholders must deliver their written proposals to the Company no later than December 16, 2011 in order for such proposals to be eligible for inclusion in the Company’s proxy statement and proxy card relating to next year’s meeting and no later than February 29, 2012 in order for such proposals to be considered at next year’s meeting (but not included in the proxy statement for such meeting).  The Company’s Nominating Committee charter describes procedures for nominations to be submitted by shareholders and other third-parties.  (See “Board of Directors - Nominating Committee Matters.”)

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s directors are elected on a staggered term basis, with each class of directors being as nearly equal as possible, and standing for re-election once in each three-year period.  At the Annual Meeting, the holders of the Class A Common Stock will elect two directors for three-year terms.  Each of the Board’s nominees has consented to be named in this proxy statement and to serve as a director if elected.

Unless a shareholder either indicates “withhold authority” on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election as directors of the nominees listed below to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified. Discretionary authority is also solicited to vote for the election of a substitute or substitutes for said nominees if any of them, for any reason presently unknown, cannot be a candidate for election.

The following sets forth information as of April 1, 2011 concerning the nominees for election to the Board of Directors and comparable information with respect to those directors whose terms of office will continue beyond the date of the Annual Meeting. Unless otherwise indicated, positions have been held for more than five years.

NOMINEES FOR DIRECTOR FOR A TERM TO EXPIRE AT THE 2014 ANNUAL MEETING

Name	Age	Director Since	Business Experience

Avi Eden	63	2004
Independent Consultant for Business Development Matters, including mergers and acquisitions for companies in the electronics industry (2004 to present); Retired Vice Chairman and Executive Vice President of Vishay Intertechnology, Inc. (1996 to 2003).

Robert H. Simandl	82	1967
Practicing Attorney; Member of the law firm of Simandl & Gerr (January 1992 to January 1995); member of the law firm of Robert H. Simandl, Counselor of Law (prior years); Secretary of the Company (prior years to May 2003).

CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE 2013 ANNUAL MEETING

Name	Age	Director Since	Business Experience

Daniel Bernstein*	57	1986	President (June 1992 to present) and Chief Executive Officer (May 2001 to present) of the Company; Vice President and Treasurer of the Company (prior years to June 1992).
Peter Gilbert	63	1987	Director (1987 to present), former President and Chief Executive Officer of Gilbert Manufacturing Co., Inc. (a manufacturer of electrical components).
John S. Johnson ______________	81	1996
Independent consultant (April 1993 to present) for various companies, including the Company (during 1995); Corporate Controller of AVX Corporation (manufacturer of electronic components) (1978 to March 1993).

*      Daniel Bernstein is Howard B. Bernstein’s nephew.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE 2012 ANNUAL MEETING

Name	Age	Director Since	Business Experience

Howard B. Bernstein*	85	1954	Currently retired. Former Vice President and Treasurer of the Company through 1986; consultant to the Company through 1990.
John F. Tweedy	65	1996
Member and operating manager of Tweedy Financial Services, LLC (a financial consulting firm) (January 2007 to present); Independent consultant (February 2000 to present); Director of Public Relations of GlobeSpan Semiconductor Inc. (supplier of semiconductor integrated circuit products) (January 1999 to February 2000); Director of Corporate Communications of Standard Microsystems Corp. (supplier of semiconductor integrated circuit products) (July 1995 to January 1999).

______________
*  Howard B. Bernstein is Daniel Bernstein’s uncle.

Board Qualifications

The Company’s Board does not have a formal policy of considering diversity in identifying potential director candidates.  The Board takes into account many factors in the process of identifying such candidates, including the individual’s understanding of the Company’s business on a technical level, knowledge about and experience in the Company’s industry, understanding of finance, marketing and other areas that are relevant to the success of the Company in the current business environment and the candidate’s ability to make independent analytical inquiries of other Board members and of management.  See also “Nominating Committee Matters - Qualifications” and the charter of such committee for a description of the qualifications the Company’s directors must possess.  The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best serve the Company and represent the shareholders’ interests.

The Board considered the following attributes in determining that each nominee and continuing director is qualified to serve as a director of the Company:

Daniel Bernstein’s knowledge of Bel and its operations, gained over his 32 years of service to the Company, and the leadership he has demonstrated as President (since June 1992), Chief Executive Officer (since May 2001) and through his prior positions with the Company as Vice President of Operations and Director of Sales for the Fuse Division, coupled with his achievement of an MBA degree from Baruch College, led the Board to conclude that this individual is fully qualified as a director of the Company.

Peter Gilbert’s experience in the Company’s industry, as president and chief executive officer and a director of his own electrical components manufacturing business, his knowledge of Bel gained through his service as a director of the Company since 1987, his experience gained by serving as a director on various other boards, and his achievement of an MBA degree from Columbia University led the Board to conclude that this individual should serve as a director of the Company.

John S. Johnson’s business experience and ability to understand complex financial matters, gained through his consulting business and experience as a controller of one of the leading electronic components manufacturers in the world and his service as a director of Bel since 1996, led the Board to conclude that this individual should serve as a director of the Company.

Howard Bernstein’s knowledge of Bel’s industry and of Bel, having served as a director since 1954, as well as his former positions of Vice President and Treasurer of the Company through 1986 and the continued consulting services provided to the Company through 1990, led the Board to conclude that this individual should serve as a director of the Company.  Mr. Bernstein has a PhD in psychology from Temple University.

John F. Tweedy’s business experience includes Vice President of Engineering and various positions held in corporate communications and public relations of companies in the electronics industry. This business experience, in addition to his knowledge and understanding of complex financial matters gained as an owner and operating manager of a financial consulting firm and his achievement of an MBA degree in business administration from Adelphi University, and a BSEE degree in engineering from Manhattan College, led the Board to conclude that this individual should serve as a director of the Company.

Avi Eden has had experience as an independent consultant for various businesses, including advice provided in connection with mergers and acquisitions to companies in the electronics industry. As former Executive Vice President and Vice Chairman of the Board of Vishay Intertechnology Inc., he was an integral part of growing Vishay into over a billion dollar company.  This business experience, in addition to his achievement of his law degree from Harvard Law School, led the Board to conclude that this individual should serve as a director of the Company.

Robert H. Simandl’s over 40 years of experience as a practicing attorney, and his service as a director of Bel since 1967, led the Board to conclude that this individual should serve as a director of the Company.

Executive Officers

The following sets forth information as of April 1, 2011 concerning the Company’s executive officers. Unless otherwise indicated, positions have been held for more than five years.

Name and Age	Officer Since	Positions and Offices with the Company/Business Experience
Daniel Bernstein, 57	1985	President, Chief Executive Officer and Director
Colin Dunn, 66	1992	Vice President of Finance, Treasurer, and Secretary
Dennis Ackerman, 48	2001	Vice President of Operations
Raymond Cheung, 54	2007	Vice President Asia Operations

Daniel Bernstein has served the Company as President since June 1992 and as Chief Executive Officer since May 2001.  He previously served as Vice President (1985-1992) and Treasurer (1986-1992) and has served as a Director since 1986. He has occupied other positions with the Company since 1978.  He is currently a director of Bel Fuse Ltd., Bel Stewart GmbH, Bel Stewart s.r.o., Cinch Connectors, Inc. and Cinch Connectors Ltd.

Colin Dunn joined the Company in 1991 as Finance Manager and in 1992 was named Vice President of Finance and Treasurer.  He was appointed Secretary of the Company in May 2003. He is currently a director of Bel Fuse Ltd., Bel Fuse (Macao Commercial Offshore) Limited, Bel Stewart s.r.o., Bel Stewart GmbH, Cinch Connectors, Inc. and Cinch Connectors Ltd. Prior to joining the Company, Mr. Dunn was Vice President of Finance and Operations at Kentek Information Systems, Inc. from 1985 to 1991 and had previously held a series of senior management positions with Braintech Inc. and Weyerhaeuser Company. Mr. Dunn has an MBA degree from Yale University.

Dennis Ackerman joined the Company in 1986 and has held the positions of Customer Service Manager, Sales Manager, Purchasing Manager and Operations Manager.  In 2001, he was named Vice President of Operations.  Mr. Ackerman has an MBA degree from Fairleigh Dickinson University.

Raymond Cheung joined the Company in 1990 and has served as a Regional Sales Manager and most recently as Director of Sales for Asia.  In October 2007, he was appointed Vice President Asia Operations.  Prior to joining the Company, Mr. Cheung worked as a Design and Project Engineer at Astec Power Computer Products, and as a Technical Sales Manager at Asian Sources Magazine.

Beneficial Ownership of the Company’s Stock

The following table sets forth certain information regarding the ownership of Bel’s Class A Common Stock and Class B Common Stock as of April 8, 2011 by (a) each director and nominee; (b)  the Company’s Chief Executive Officer, Vice President of Finance and Treasurer, and our only two other executive officers for 2010 whose compensation exceeded $100,000 (these four persons are referred to herein as the “Named Officers”) and (c) all directors and executive officers as a group.  Unless otherwise stated in the footnotes following the table, the nominees, directors and Named Officers listed in the table have sole power to vote and dispose of the shares which they beneficially owned as of April 8, 2011.  The percentage for the Class A Common Stock represents the percent of the Class whose voting rights were not suspended.  See “Vote Required; Shares Entitled to Vote; Principal Shareholders”.

	Aggregate Number of Shares Beneficially Owned (1)
	Class A Common Stock		Class B Common Stock
	No. of Shares	Percent of Class Whose Voting Rights Were Not Suspended	No. of Shares	Percent of Outstanding Shares
Daniel Bernstein(2)	161,902	13.5	248,472	2.6
Howard B. Bernstein(3)	140,000	11.7	283,000	3.0
Colin Dunn(4)	2,637	*	22,771	*
Avi Eden(5)	--	--	4,000	*
Peter Gilbert(6)	500	*	8,000	*
John S. Johnson(7)	1,905	*	14,406	*
Robert H. Simandl(8)	1,585	*	8,755	*
John F. Tweedy(9)	250	*	8,650	*
Dennis Ackerman(10)	853	*	13,128	*
Raymond Cheung(11)	158	*	12,825
All directors, nominees and executive officers as a group (10 persons)(12)	309,790	25.8	624,007	6.5

(1)
As of April 8, 2011, there were 2,174,912 and 9,533,143 shares of Class A Common Stock and Class B Common Stock outstanding, respectively.  A total of 1,194,294 shares of Class A Common Stock are entitled to vote at the Annual Meeting (the voting rights of two shareholders owning an aggregate of 980,618 shares of Class A Common Stock have been suspended).

(2)
The shares of Class A Common Stock beneficially owned by Daniel Bernstein include 1,583 shares allocated to Mr. Bernstein in the Company’s 401(k) Plan over which he has voting but no investment power.  The shares of Class B Common Stock beneficially owned by Daniel Bernstein include 59,052 shares owned by a family limited liability company of which Mr. Bernstein and his children are members, 8,537 Class B shares allocated to Mr. Bernstein in the Company’s 401(k) Plan over which he has no voting or investment power and 10,000 shares of restricted stock.

(3)	The shares of Class B Common Stock beneficially owned by Howard B. Bernstein include 2,000 shares of restricted stock.

(4)
The shares of Class A Common Stock beneficially owned by Colin Dunn include 887 shares allocated to him in the Company’s 401(k) Plan over which he has voting but no investment power.  The shares of Class B Common Stock beneficially owned by Mr. Dunn include 4,271 shares allocated to him in the Company’s 401(k) Plan over which he has no voting or investment power and 8,000 shares of restricted stock.

(5)	The shares of Class B Common Stock beneficially owned by Avi Eden include 2,000 shares of restricted stock.

(6)	The shares of Class B Common Stock beneficially owned by Peter Gilbert include 1,250 shares of Class B Common Stock held of record by Mr. Gilbert’s wife and 2,000 shares of restricted stock.

(7)
The shares of Class A Common Stock beneficially owned by John S. Johnson include 153 shares held by Mr. Johnson as custodian for his grandchildren.  The shares of Class B Common Stock beneficially owned by Mr. Johnson include 2,142 shares held by Mr. Johnson as custodian for his grandchildren and 2,000 shares of restricted stock.

(8)
The shares of Class A Common Stock beneficially owned by Robert H. Simandl include 1,200 shares held of record by Mr. Simandl’s wife.  The shares of Class B Common Stock beneficially owned by Mr. Simandl include 3,600 shares held of record by Mr. Simandl’s wife and 2,000 shares of restricted stock.

(9)	The shares of Class B Common Stock beneficially owned by John F. Tweedy include 2,000 shares of restricted stock.

(10)
The 853 shares of Class A Common Stock beneficially owned by Dennis Ackerman are allocated to him in the Company’s 401(k) Plan; he has voting but no investment power with respect to these shares.  The shares of Class B Common Stock owned by Mr. Ackerman include 5,128 shares allocated to him in the Company’s 401(k) Plan over which he has no voting or investment power and 8,000 shares of restricted stock.

(11)
The 158 shares of Class A Common Stock beneficially owned by Raymond Cheung are allocated to him in the Far East Retirement Plan; he has voting but no investment power with respect to these shares.  The shares of Class B Common Stock beneficially owned by Mr. Cheung include 825 shares allocated to him in the Far East Retirement Plan over which he has no voting or investment power and 8,000 shares of restricted stock.

(12)
Includes 3,323 and 17,936 shares of Class A Common Stock and Class B Common Stock, respectively, allocated in the Company’s 401(k) Plan and Far East Retirement Plan over which such persons have with respect to the Class A Common Stock, voting but no investment power and with respect to the Class B Common Stock, no voting or investment power.  The Class B Common Stock also includes 46,000 restricted shares.

*	Shares constitute less than one percent of the shares of Class A Common Stock or Class B Common Stock outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and greater than ten percent beneficial owners to file with the Securities and Exchange Commission certain reports regarding such persons’ ownership of the Company’s securities.  Directors, officers and greater than ten percent beneficial owners are required by applicable regulations to furnish Bel with copies of all Section 16(a) forms they file.  Based solely upon a review of the copies of the forms or information furnished to Bel, the Company believes that during 2010 all filing requirements applicable to its directors, officers and greater than ten percent beneficial owners were satisfied on a timely basis.  In the Company’s 2009 proxy statement, we had inadvertently indicated that there were no late filings in 2009.  Upon review of the holdings of stock contained in the 2010 Form 4 filings, we realized that the October 2009 grants of restricted stock awards to Mr. Bernstein of 10,000 shares, Mr. Dunn of 8,000 shares, Mr. Ackerman of 8,000 shares and Mr. Cheung of 8,000 shares had not yet been reported.  The filings were made on March 24, 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

This Compensation Discussion and Analysis (“CD&A”) explains the material elements of our executive compensation program by describing the following:

•	the objectives of the issuer’s compensation programs;
•	the conduct that the compensation programs are designed to reward;
•	the elements of the compensation program;
•	the rationale for each of the elements of the compensation program;
•	how the issuer determines the amount (and, where applicable, the formula) for each element of the compensation program; and
•	how each element and the issuer’s decisions regarding that element fit into the issuer’s overall compensation objectives and affect decisions regarding other elements of the compensation program.

Overview

We are engaged in a very competitive industry worldwide, with relatively low barriers to competitive entry in the electronic products market. Just as stock prices in our industry tend to be volatile, our customers’ demand for our products varies significantly from year to year. We have only limited visibility as to future customer requirements.  For this reason, we have found it necessary to keep our overhead relatively low so that we can operate effectively even when demand for our products weakens. In the area of compensation, we seek to control salaries as best we can and focus our incentives on other elements that can vary from year to year with our performance. Our goal is to compensate our Named Officers at levels that will enable us to retain their services while retaining control over our overhead.

Our performance-based elements of compensation are salary, bonuses and long-term stock incentive compensation.  Other non-performance elements of compensation consist of retirement benefits, certain other plan benefits and certain perquisites.  In order to effectively control overhead costs in times of volatile product demand, our executive compensation philosophy is to limit annual increases in base salaries and to supplement the overall compensation package with annual bonuses in amounts that are primarily dependent upon the Company’s financial performance for the period.

We compete in our industry on the basis of product performance, quality, reliability, depth of product line, customer service, technological innovation, design, delivery time and price. Our compensation structure is intended to reward and incentivize the types of performance which improve our ability to excel in these areas, as well as performance which enhances our overall financial stability and global presence.

Compensation Elements

Salary

We pay salaries to our Named Officers in order to provide a base compensation to them for their day-to-day responsibilities in managing our business. We do not rely upon consultants to set our salaries, to establish salary ranges or to provide advice regarding other compensation matters, nor do we engage in any benchmarking activities. The Company views base salary simply as a fixed component of overall compensation, with a large variable portion being derived from annual bonuses as described below.

In terms of overall compensation, our Chief Executive Officer receives salary recommendations from our U.S. management team and our Far East management team. Our Chief Executive Officer then formulates his own recommendations which he presents to our Compensation Committee. Our Chief Executive Officer does not participate in the deliberations regarding his own salary, but does participate in discussions regarding salary levels for our other Named Officers. Salary levels are typically reviewed in December, and adjusted from time to time after taking into account overall Company performance as well as team performance.  As noted in the Summary Compensation Table, the Chief Executive Officer did not recommend, and the Compensation Committee did not approve, company-wide increases in base salaries for 2010.  The decision to keep salaries in line with the prior year was made after taking into account the current macroeconomic conditions and the Company’s operating results.  During 2009 and into 2010, management made a number of decisions to implement cost savings strategies and reduce overall overhead. The decision to maintain executive base salaries at the prior year level was consistent with these strategies.  In December 2010, the Chief Executive Officer recommended base salary increases to the Compensation Committee for the other Named Officers.  The Compensation Committee implemented a salary increase for the Chief Executive Officer and approved the proposed base salaries for the three other Named Officers effective January 1, 2011 as follows:

Daniel Bernstein	$300,000
Colin Dunn	$225,000
Dennis Ackerman	$215,000
Raymond Cheung	$200,000

Bonus

We do not have a bonus plan for any of our associates.  Instead, financial results are monitored on a quarterly basis by the Chief Executive Officer, the Vice President of Finance and the Vice President of Operations.  Management utilizes net income as the financial measure in evaluating the Company’s performance as compared to prior quarters.  Based on the quarterly review, a bonus accrual may be established by the Compensation Committee based on recommendations from the Chief Executive Officer, the Vice President of Finance and the Vice President of Operations.  At the end of each year in which a bonus accrual has been established, the Compensation Committee receives recommendations from the Chief Executive Officer with respect to the payment of specific bonuses to specific individuals, based upon the overall size of that year’s bonus pool as well as individuals’ respective participation in achieving team objectives throughout the year. The decision to grant bonuses is ultimately made by the Company’s Compensation Committee.  The target bonus payment for Bel’s key executives (including the Named Officers, in addition to other key executives) is 4-6 months of their annual salary; however, this varies dependent upon the bonus pool established during the year and may vary by individual based on extenuating circumstances.

In 2010, a total bonus pool of $3.7 million was allocated among executives, management, and technical and administrative employees of the Company based on number of weeks pay, in accordance with their respective contributions to our corporate performance.  A total of $526,154 of the total bonus pool was allocated to our Named Officers and reflected thirty-six weeks pay for each executive officer.

Due to the weakened economic conditions in 2009 and the resulting significant decline in our sales volume, a bonus accrual was not established in 2009.  As such, there were no bonus payments to Bel employees, including the Named Officers, for 2009.

In 2008, a total bonus pool of $960,000 was allocated among executives, management, and technical and administrative employees of the Company based on number of weeks pay, in accordance with their respective contributions to our corporate performance.  A total of $115,400 of the total bonus pool was allocated to our Named Officers and reflected eight weeks pay for each executive officer.

Long-Term Stock Incentive Compensation

Our 2002 Equity Compensation Program, as approved by our shareholders, permits us to issue four types of non-cash awards based on our Class B Common Stock:  restricted stock grants, incentive stock options, non-qualified stock options and stock appreciation rights. For the past five years, we relied upon restricted stock awards as our primary form of long-term stock incentive compensation.

On October 28, 2009, we granted restricted shares to several of our associates, including our Named Officers.  In 2009, 10,000 shares of restricted stock were granted to Mr. Bernstein and 8,000 shares of restricted stock were granted to each of Mr. Dunn, Mr. Ackerman and Mr. Cheung.  The shares awarded are earned in 25% increments on the second, third, fourth and fifth anniversaries of the grant date, provided the employee has remained employed by the Company through such anniversary dates; otherwise the unearned shares are forfeited.  We did not grant any restricted stock awards to any of our Named Officers during 2010 or 2008.  While our 2002 Equity Compensation Program does not preclude the grant of restricted shares on an annual basis, the Compensation Committee concluded that given the structure and amount of the restricted stock awards made in 2009, there was no need to grant additional restricted stock awards to the Named Officers during 2010.

Our experience has been to consider restricted stock awards at the director meetings held at the time of our annual meeting of shareholders, as opposed to granting options and stock awards throughout the year. By making our grant determinations at a single time each year, we avoid even an appearance of coordinating grants with release dates of material information not previously disclosed to the public.  In late April 2009, the Company identified fraudulent activity related to the administration of the Company’s stock option plan, 401(k) plan and profit-sharing plan.  At that time, the Compensation Committee placed a hold on all future issuances of stock options and restricted stock until such time as the Audit Committee determined that enhanced controls were implemented.  The hold was lifted late in the second quarter of 2009.  As a result of this incident, the 2009 grants of restricted stock awards did not occur until October 2009.  It is our intention going forward to resume the above-described practice of making grant determinations at the time of our annual meeting of shareholders.

Our 2002 Equity Compensation Program is designed to help attract and retain superior individuals for positions of substantial responsibility within our Company and to provide these persons with an additional incentive to contribute to the success of our Company, all of which we expect will result in increased shareholder value. Restricted stock grants are awards of actual shares of our common stock, without any initial cost to the associate, but subject to a vesting restriction. The shares cannot be sold or transferred until the restriction ends and the shares become “vested.” Shares not vested are forfeited back to us if it becomes impossible to meet the condition for ending the restriction. Restricted stock grants offer the opportunity to obtain shares of our common stock without payment to us, provided the condition to ending the restriction is met. We award restricted stock grants because we believe that they aid in retaining our key executives, who are positioned to benefit from an increase in share value.

Our 2002 Equity Compensation Program expires in April 2012.  See Proposal 5 for a description of our 2011 Equity Compensation Plan, which we are asking our shareholders to approve at the 2011 Annual Meeting.

Retirement Benefits

We have designed our Supplemental Executive Retirement Plan, or “SERP”, to provide a limited number of our key management and highly compensated associates with supplemental retirement and death benefits. Each of our Named Officers is a participant in the SERP.  Participants in the SERP are selected by our Compensation Committee based upon recommendations from our Chief Executive Officer.  We believe that this benefit incentivizes key associates to remain with us on a career-long basis and engenders loyalty to our Company.

Benefits available under the SERP vary depending upon when and how a participant terminates employment with us. If a participant retires on his normal retirement date (65 years old, 20 years of service, and five years of participation in the SERP), his or her normal retirement benefit under the SERP would be annual payments equal to 40% of his or her average base compensation -- using compensation from the highest five consecutive calendar years of SERP participation -- payable in monthly installments for the remainder of his or her life. If a participant retires early (55 years old, 20 years of service, and 5 years of participation in the SERP), his or her early retirement benefit would be an amount (i) calculated as if his or her early retirement date were in fact such participant’s normal retirement date, (ii) multiplied by a fraction, the numerator being the actual years of service the participant has with us and the denominator being the years of service the participant would have had if he or she had retired at his or her normal retirement date, and (iii) actuarially reduced to reflect the early retirement date. If a participant dies prior to receiving 120 monthly payments under the SERP, his or her beneficiary is entitled to continue receiving benefits for the shorter of (i) the time necessary to complete 120 monthly payments or (ii) 60 months. If a participant dies while employed by us, his or her beneficiary will receive, as a survivor benefit, an annual amount equal to (i) 100% of the participant’s annual base salary at the date of death for one year, and (ii) 50% of the participant’s annual base salary at the date of death for each of the following four years, each payable in monthly installments. Our SERP also provides for disability benefits, and a forfeiture of benefits if a participant terminates employment for reasons other than those contemplated under the SERP.

In the event of a “change in control” (as defined in the SERP), each participant who is employed by us at the time of the change in control will be entitled to a normal retirement benefit commencing immediately following termination of employment (or in the case of certain participants who are “specified employees” for purposes of Section 409A of the Code (discussed below), six months after termination of employment).  The normal retirement benefit payable under these circumstances will be the actuarial equivalent of the benefit that would commence upon the date that the participant would have attained his or her normal retirement date if he or she had not terminated employment.  Further, each participant’s average base compensation will be deemed to be equal to his or her annual base compensation in effect prior to the change in control.  If we have established a trust to accumulate assets from which to pay SERP benefits, then we will fully fund the trust in connection with a change in control in order to ensure that there will be sufficient assets set aside to pay all SERP benefits.  A “change in control” for purposes of the SERP includes a merger or consolidation with another corporation whereby our shareholders do not own a majority of the surviving or successor entity, an acquisition of 50% or more of our voting securities by one person or a group of persons acting together, a sale of all or substantially all of our assets to any person, our dissolution or liquidation or if the members of our incumbent Board of Directors (or their successors, if approved by them) cease for any reason to constitute at least two-thirds of the members of our Board.

As of December 31, 2010, none of our Named Officers were eligible for normal retirement under the SERP.  As of December 31, 2010, Mr. Bernstein was eligible for early retirement under the SERP.  Had he retired on December 31, 2010, Mr. Bernstein would have been eligible for a monthly benefit under the SERP in the amount of $4,922 payable for life. Had each of our Named Officers terminated employment on December 31, 2010 in connection with a change in control, they would have been entitled under the SERP to a monthly benefit for life as follows:  Mr. Bernstein, $6,153; Mr. Dunn, $6,228; Mr. Ackerman, $3,952; and Mr. Cheung, $4,319.  The present value of those change in control benefits for the Named Officers, using the actuarial assumptions used for our financial reporting purposes, would be as follows:  Mr. Bernstein, $998,976; Mr. Dunn, $857,163; Mr. Ackerman, $716,992; and Mr. Cheung, $731,813.

Other Non-Performance Benefit Plans

Our Named Officers are eligible to participate, as are all our associates who meet service requirements under the several plans, in the following types of non-performance benefit plans:

•
Those of our associates, including our Named Officers, who satisfy certain waiting periods are entitled to participate in either our domestic 401(k) plan or our Far East Retirement Plan. Pursuant to our domestic 401(k) plan, we make matching contributions of pre-tax elective deferral contributions made by associates. We match individual plan contributions in our domestic 401(k) as follows (limited to the maximum amount of salary that can be taken into account under a tax-qualified plan, which was $245,000 in 2010):  we match 100% for the first $200 of an associate’s contribution, 50% for the next $200 and 25% for the next $200 of an associate’s contribution.  In addition, we have been adding 3% of an associate’s base salary as an annual profit sharing contribution.  This 3% is reviewed on an annual basis by the Board of Directors. Our matching contributions under the domestic 401(k) plan are currently made in shares of our Class B Common Stock. The Far East Retirement Plan is a defined contribution mandatory provident fund arrangement established pursuant to Hong Kong law.  Subject to certain minimum and maximum levels under Hong Kong law, five percent of a participant’s salary must be contributed to the Far East Retirement Plan.  We match amounts contributed to the Far East Retirement Plan.  Our current match equals 7% of an associate’s base salary.  Under the Far East Retirement Plan, our matching amounts are currently made partly in shares of our Class B Common Stock - approximately 10% of our contribution - and partly in cash - approximately 90% of our contribution.  Mr. Cheung is the only Named Officer who participates in the Far East Retirement Plan.

•
We maintain medical and dental health insurance plans for our associates on a non-discriminatory basis.  Associates in the U.S. contribute approximately 20% of the premiums related to our medical and dental insurance plans.  We also provide life insurance for all U.S. associates.

We believe that the insurance plans we offer are important components of our comprehensive benefit package, which should induce associates to remain with us. We believe that our domestic 401(k) plan and our Far East Retirement Plan induce our associates to save for future retirement needs, and we encourage this by matching individual plan contributions, as described above, by participating associates.

Perquisites

In 2010, we provided our Chief Executive Officer with a rental apartment for two months in San Diego, California.  Mr. Bernstein’s presence in San Diego enables him to be more proximate to our largest customers, major design centers and our marketing and sales groups.  We also provide him with an automobile in New Jersey that we maintain for his use throughout the year.  Other than these benefits, the perquisites to our Named Officers are nominal.

Severance

The Company has a written severance pay plan that applies to all of our full-time, non-union associates. The written plan formalizes an approach that we had been taking on an informal basis for the past several years.  The purposes of the plan are to reward the loyalty of our associates in the context of a Sale of the Business, a phrase that is defined in the severance pay plan, and to assure that we are capable of retaining our associates in the event that we pursue a Sale of the Business. Under the plan, a “Sale of the Business” is defined to mean the occurrence of any of the following events:

•	the acquisition of beneficial ownership of more than 50% of our voting stock or of all or substantially all of our assets; or

•	the consummation of a merger, consolidation or other combination of our company with or into another entity, subject to certain exceptions; or

•	if the members of our incumbent Board of Directors (or their successors, if approved by them) cease for any reason to constitute at least two-thirds of the members of our Board.

Provided that certain disqualifying events do not occur, severance payments will be made under the plan if a participant is terminated involuntarily within 24 months after a Sale of the Business (provided that the participant does not accept employment with the acquirer in connection with such Sale of the Business), the participant resigns for reasons permitted under the plan within 24 months after a Sale of the Business or if the participant is not offered “comparable employment” (as defined) with the acquirer.

The severance pay plan contains a schedule by which payment levels are determined based on years of service with us. The schedule provides for three weeks of compensation for each of the first two years worked with us, two weeks of compensation for each of the next thirteen years of service, and three weeks of compensation for each additional year of service, with an upper limit of 52 weeks of compensation. If the plan were to be triggered as of April 1, 2011, our Named Officers would be entitled to receive the following severance payments:

Daniel Bernstein	$300,000
Colin Dunn	$190,385
Dennis Ackerman	$215,000
Raymond Cheung	$180,769

Compliance with Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee.  Certain performance-based compensation that has been approved by our shareholders is not subject to this limitation.  As a result, stock options granted under our 2002 Equity Compensation Program and our prior stock option plans are not subject to the limitations of Section 162(m).  However, restricted stock awards granted under our 2002 Equity Compensation Program generally will not be treated as performance-based compensation. Restricted stock award grants made to date under the 2002 Equity Compensation Program have not been at levels that, together with other compensation, approached the $1,000,000 limit.  Also, since we retain discretion over any bonuses we may grant, those bonuses also will not qualify for the exemption for performance-based compensation.  The Compensation Committee intends to provide executive compensation in a manner that will be fully deductible for federal income tax purposes, so long as that objective is consistent with overall business and compensation objectives. However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of our shareholders, after taking into consideration changing business conditions or the executive officer’s performance.

Summary of Cash and Certain Other Compensation

The following table sets forth, for the years ended December 31, 2010, 2009 and 2008, a summary of the compensation earned by our Chief Executive Officer, Vice President of Finance and our two other executive officers serving at December 31, 2010 with total compensation in excess of $100,000.  In this proxy statement, we refer to these executive officers as the “Named Officers”.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Daniel Bernstein, President and Chief Executive Officer	2010 2009 2008	225,000 225,000 225,000	155,769 - 34,615	- 187,100 -	91,008 47,682 68,056	24,720 26,680 24,765	496,497 486,462 352,436
Colin Dunn, Vice President, Treasurer and Secretary	2010 2009 2008	190,000 190,000 190,000	131,539 - 29,231	- 149,680 -	134,412 90,042 95,427	8,605 7,345 7,610	464,556 437,067 322,268
Dennis Ackerman, Vice President of Operations	2010 2009 2008	175,000 175,000 175,000	121,154 - 26,923	- 149,680 -	39,473 18,685 26,056	8,155 6,895 6,860	343,782 350,260 234,839
Raymond Cheung, Vice President Asia Operations	2010 2009 2008	170,000 170,000 160,000	117,692 - 24,534	- 149,680 -	61,109 32,517 38,113	19,227 16,340 11,970	368,028 368,537 234,617

We accrued the bonuses set forth in the table above for 2008 and 2010 in our consolidated statements of operations for the years ended December 31, 2008 and 2010, respectively, but such bonuses were not paid until the following year.  No bonuses were accrued during the year ended December 31, 2009.

In the table above, when we refer to changes in pension values, we are referring to the aggregate change in the present value of the Named Officer’s accumulated benefit under our SERP from the measurement date used for preparing our 2009 year-end financial statements to the measurement date used for preparing our 2010 year-end financial statements.

In the table above, when we refer to amounts under Stock Awards, we are referring to the aggregate grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.  The stock awards cover the following shares and vest as follows:

•
Mr. Bernstein was granted 10,000 restricted shares of Class B Common Stock on October 28, 2009.  These restricted shares vest as follows:  2,500 shares vest as of October 28, 2011, 2,500 shares vest as of October 28, 2012, 2,500 shares vest as of October 28, 2013 and 2,500 shares vest as of October 28, 2014.

•
Mr. Dunn was granted 8,000 restricted shares of Class B Common Stock on October 28, 2009.  These restricted shares vest as follows:  2,000 shares vest as of October 28, 2011, 2,000 shares vest as of October 28, 2012, 2,000 shares vest as of October 28, 2013 and 2,000 shares vest as of October 28, 2014.

•
Mr. Ackerman was granted 8,000 restricted shares of Class B Common Stock on October 28, 2009.  These restricted shares vest as follows:  2,000 shares vest as of October 28, 2011, 2,000 shares vest as of October 28, 2012, 2,000 shares vest as of October 28, 2013 and 2,000 shares vest as of October 28, 2014.

•
Mr. Cheung was granted 8,000 restricted shares of Class B Common Stock on October 28, 2009.  These restricted shares vest as follows:  2,000 shares vest as of October 28, 2011, 2,000 shares vest as of October 28, 2012, 2,000 shares vest as of October 28, 2013 and 2,000 shares vest as of October 28, 2014.

In the table above, “all other compensation” for 2010 consists of the following:

•
for Mr. Bernstein: (i) a contribution to his 401(k) account of $7,100 that we made in shares of our Class B Common Stock, matching Mr. Bernstein’s 2010 pre-tax elective deferral contributions (included under “Salary”), (ii) $3,220 in dividends that we paid with respect to restricted shares that we previously granted to him under our 2002 Equity Compensation Program, (iii) $7,400, the cost to us of providing Mr. Bernstein with an automobile in New Jersey and maintaining that automobile, and (iv) $7,000, the cost to us of providing Mr. Bernstein with living quarters for a three-month period while he worked from our facility in San Diego, California.

•
for Mr. Dunn: (i) a contribution to his 401(k) account of $6,050 that we made in shares of our Class B Common Stock, matching his 2010 pre-tax elective deferral contributions (included under “Salary”) and (ii) $2,555 in dividends that we paid with respect to restricted shares that we previously granted to him under our 2002 Equity Compensation Program.

•
for Mr. Ackerman: (i) a contribution to his 401(k) account of $5,600 that we made in shares of our Class B Common Stock, matching Mr. Ackerman’s 2010 pre-tax elective deferral contributions (included under “Salary”) and (ii) $2,555 in dividends that we paid with respect to restricted shares that we previously granted to him under our 2002 Equity Compensation Program.

•
for Mr. Cheung: (i) a contribution to his Far East Retirement Plan account of $11,900, an amount in excess of Mr. Cheung’s 2010 pre-tax elective deferral contributions (included under “Salary”), (ii) $2,450 in dividends that we paid with respect to restricted shares that we previously granted to him under our 2002 Equity Compensation Program and (iii) $4,877 related to automobile expenses.

Restricted Stock Awards

We are authorized to grant restricted stock awards under our 2002 Equity Compensation Program. Participants have the right to vote (if applicable) and receive dividends on their restricted shares. Restrictions lapse in 25% increments commencing two years after the grant date. On October 28, 2009, Mr. Bernstein received a restricted stock grant of 10,000 shares of Class B Common Stock and Mr. Dunn, Mr. Ackerman and Mr. Cheung each received a restricted stock grant of 8,000 shares of Class B Common Stock.  No restricted shares were awarded to the Named Officers in 2010 or 2008. A total of 6,000 restricted stock awards previously granted to the Named Officers vested during 2010.  See the “Stock Awards Vested During 2010” table below.  No stock options were granted to or exercised by our Named Officers in 2008, 2009 or 2010 and our Named Officers did not hold any stock options on December 31, 2010.

The following table sets forth, for each of the Named Officers, information regarding stock awards outstanding at December 31, 2010.  Each of the stock awards referred to in the table below were granted pursuant to our 2002 Equity Compensation Program. The vesting dates applicable to each stock award are set forth in footnotes that follow the columnar explanations below the table.

Stock Awards Outstanding at December 31, 2010

Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($) (c)
Daniel Bernstein	10,000	239,000
Colin Dunn	8,000	191,200
Dennis Ackerman	8,000	191,200
Raymond Cheung	8,000	191,200

In the table above, we are disclosing:

•	in column (b), the number of shares of our Class B Common Stock covered by stock awards granted under our 2002 Equity Compensation Program that were not vested or earned as of December 31, 2010; and

•	in column (c), the aggregate market value or payout value as of December 31, 2010 of the stock awards referenced in column (b).

In the table above, the vesting dates for the Named Officers’ stock awards are as follows:

•
As of December 31, 2010, Mr. Bernstein had 10,000 restricted shares of Class B Common Stock, vesting as follows:  2,500 shares vest as of October 28, 2011, 2,500 shares vest as of October 28, 2012, 2,500 shares vest as of October 28, 2013 and 2,500 shares vest as of October 28, 2014.

•
As of December 31, 2010, Mr. Dunn had 8,000 restricted shares of Class B Common Stock, vesting as follows:  2,000 shares vest as of October 28, 2011, 2,000 shares vest as of October 28, 2012, 2,000 shares vest as of October 28, 2013 and 2,000 shares vest as of October 28, 2014.

•
As of December 31, 2010, Mr. Ackerman had 8,000 restricted shares of Class B Common Stock, vesting as follows:  2,000 shares vest as of October 28, 2011, 2,000 shares vest as of October 28, 2012, 2,000 shares vest as of October 28, 2013 and 2,000 shares vest as of October 28, 2014.

•
As of December 31, 2010, Mr. Cheung had 8,000 restricted shares of Class B Common Stock, vesting as follows:  2,000 shares vest as of October 28, 2011, 2,000 shares vest as of October 28, 2012, 2,000 shares vest as of October 28, 2013 and 2,000 shares vest as of October 28, 2014.

In calculating market values in the table above, we have multiplied the closing market price of our Class B Common Stock on the last trading day in 2010 of $23.90 by the applicable number of shares of Class B Common Stock underlying the Named Officers’ stock awards.

The following table sets forth, for each of the Named Officers, information regarding stock awards that vested during 2010.  The “value realized on vesting” represents the number of shares of Class B Common Stock set forth in column (d) multiplied by the market price of our Class B Common Stock on the date on which the Named Officer’s stock award vested.

Stock Awards Vested During 2010

Name (a)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Daniel Bernstein	2,000	44,540
Colin Dunn	1,500	33,405
Dennis Ackerman	1,500	33,405
Raymond Cheung	1,000	22,270

Equity Compensation Plan Information

The following table provides information as of December 31, 2010 with respect to shares of Class A and Class B Common Stock that may be issued under our 2002 Equity Compensation Program and our prior stock option plan (which prior plan expired in April 2002), each of which has been approved by the Company’s shareholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders	Class A: 0 Class B: 0	Class A: $ 0 Class B: $ 0	Class A: 0 Class B: 565,150
Equity Compensation Plans Not Approved by Security Holders	-	-	-
TOTAL	Class A: 0 Class B: 0	Class A: $ 0 Class B: $ 0	Class A: 0 Class B: 565,150

Retirement Plan Benefits

The following table sets forth, for each of the Named Officers, information regarding the benefits payable under each of our plans that provides for payments or other benefits at, following, or in connection with such Named Officer’s retirement. The following table does not provide information regarding tax-qualified defined contribution plans or nonqualified defined contribution plans.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Daniel Bernstein	Supplemental Executive Retirement Plan	32	519,463	0
Colin Dunn	Supplemental Executive Retirement Plan	19	758,365	0
Dennis Ackerman	Supplemental Executive Retirement Plan	24	162,114	0
Raymond Cheung	Supplemental Executive Retirement Plan	17	239,832	0

In the table above:

•	we have determined the years of credited service based on the same measurement date that we used in preparing our audited financial statements for the year ended December 31, 2010; we refer to that date as the “Plan Measurement Date”;

•
when we use the phrase “present value of accumulated benefit”, we are referring to the actuarial present value of the Named Officer’s accumulated benefits under our Supplemental Executive Retirement Plan, calculated as of the Plan Measurement Date; and

•
column (e) refers to the dollar amount of any payments and benefits actually paid or otherwise provided to the Named Officer during 2010 under the SERP.  For a description of the SERP, see “Compensation Discussion and Analysis - Compensation Elements - Retirement Benefits”.

BOARD OF DIRECTORS

Director Compensation

The following table sets forth certain information regarding the compensation we paid to our directors, other than Daniel Bernstein, during 2010.

Name (a)	Fees Earned or Paid in Cash ($) (b)	All Other Compensation ($) (g)	Total ($) (j)
Howard B. Bernstein	19,000	700	19,700
Avi Eden	18,000	60,700	78,700
Peter Gilbert	25,000	700	25,700
John S. Johnson	24,000	700	24,700
Robert H. Simandl	19,000	27,700	46,700
John F. Tweedy	25,000	700	25,700

With respect to compensation of our directors:

•
when we refer to “Fees Earned or Paid in Cash”, we are referring to all cash fees that we paid or were accrued in 2010, including annual retainer fees, committee fees and meeting fees; in 2010, our non-employee directors received an annual retainer of $15,000, plus $1,000 for each Board meeting they attended in person and $750 for each non-audit committee meeting they attended in person.  Audit Committee members received $1,250 for each meeting they attended in person.

•
in May 2007, each of the directors noted above received 4,000 shares of restricted stock, which vest as follows:  1,000 shares vested as of May 11, 2009; 1,000 shares vested as of May 11, 2010; 1,000 shares vest as of May 11, 2011 and 1,000 shares vest as of May 11, 2012.

•	“all other compensation” consists of the following:

o For Avi Eden: consulting fees paid to Mr. Eden with respect to advice rendered regarding corporate development issues
o For Robert H. Simandl: fees paid to Mr. Simandl’s law firm for services rendered and disbursements incurred on our behalf during 2010
o Each director was paid $700 during 2010 related to dividends on their shares of restricted stock

In 2010, directors who were executive officers of the Company did not receive directors’ fees.  In 2010, directors of the Company’s foreign subsidiaries did not receive a retainer or meeting fees.

The Board of Directors; Committees of the Board

Since the adoption of the Sarbanes-Oxley Act in July 2002, there has been a growing public and regulatory focus on the independence of directors.  NASDAQ has adopted amendments to its definition of independence.  Additional requirements relating to independence are imposed by the Sarbanes-Oxley Act with respect to members of the Audit Committee.  As noted below, the Board has determined that the members of the Audit Committee satisfy all such definitions of independence.  The Board has also determined that the following members of the Board satisfy the NASDAQ definition of independence: Howard Bernstein, Peter Gilbert, John S. Johnson, John F. Tweedy, Robert Simandl and Avi Eden. The Board concluded that while Mr. Simandl is compensated for certain legal services that he provides to the Company and Mr. Eden is compensated for certain business development consulting services that he provides to the Company, the fees paid to these individuals in 2010 ($60,000 to Mr. Eden and $27,000 to Mr. Simandl) were not of a magnitude that such fees would impair Mr. Simandl’s or Mr. Eden’s independence. In considering the independence of Mr. Simandl and Mr. Eden, the Board also took note of the willingness of these individuals to express their views without concern for economic repercussions.

The Company’s Board of Directors holds a regular meeting immediately before the Annual Meeting of Shareholders and meets regularly throughout the year.  During 2010, the Board held six meetings.

Bel’s Board has an Executive Committee, a Compensation Committee, an Audit Committee and a Nominating Committee.  The Executive Committee is composed of Daniel Bernstein, Robert H. Simandl and John F. Tweedy; the Compensation Committee is composed of Peter Gilbert and Robert H. Simandl; the Audit Committee is composed of Peter Gilbert, John S. Johnson and John F. Tweedy; and the Nominating Committee is composed of Howard Bernstein, Robert H. Simandl and John F. Tweedy.

The function of the Executive Committee is to act in the place of the Board when the Board cannot be convened.

The Compensation Committee is charged with the responsibility of administering the Company’s employee benefit plans, reviews the compensation of Bel’s executive officers and establishes general compensation policies.

The Audit Committee reviews significant audit and accounting principles, policies and practices, and meets with the Company’s independent auditors.  The Board of Directors has determined that John S. Johnson constitutes an “audit committee financial expert”, as such term is defined by the Securities and Exchange Commission (“SEC”). As noted above, Mr. Johnson -- as well as the other members of the Audit Committee -- has been determined to be “independent” within the meaning of SEC and NASDAQ regulations.

The Nominating Committee is responsible for nominating candidates for election to the Company’s Board of Directors.

During 2010, the Executive Committee held no meetings, the Audit Committee held seven meetings, the Compensation Committee held two meetings and the Nominating Committee held no meetings.  Each Director attended at least 75% of the aggregate of the Board and committee meetings on which he served in 2010.

For a description of services provided to the Company by Robert H. Simandl and Avi Eden during 2010, see “Compensation Committee Interlocks and Insider Participation.”

Board Leadership Structure and Role in Risk Oversight

Our President, Daniel Bernstein, also serves as Chief Executive Officer of the Company. Additionally, Peter Gilbert serves as the independent Lead Director. Among other things, the Lead Director convenes and chairs regular and special executive sessions of the independent directors and serves as liaison between the independent directors and our President/Chief Executive Officer. We believe that our leadership structure allows the Board to have better control of the direction of management, while still retaining independent oversight.

The Board’s role in our risk oversight process includes receiving regular reports from members of management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic risks. The full Board or the appropriate committee receives these reports from management to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the chairman of the relevant committee reports on the discussion to the full Board at the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Nominating Committee Matters

Nominating Committee Charter. The Board has adopted a Nominating Committee charter to govern its Nominating Committee.  A copy of the charter was set forth as Appendix A to the Company’s 2010 proxy statement; the charter is presently included on the Company’s website under the Investor Information tab.

Independence of Nominating Committee Members.  All members of the Nominating Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace Rules.

Procedures for Considering Nominations Made by Shareholders.  The Nominating Committee’s charter describes procedures for nominations to be submitted by shareholders and other third-parties, other than candidates who have previously served on the Board or who are recommended by the Board.  The charter states that a nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.  The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above.  The charter requires a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director:  (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates.

Qualifications. The charter describes the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess.  Each nominee:

  must satisfy any legal requirements applicable to members of the Board;
  must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;
  must have a reputation for honesty and ethical conduct;
  must have a working knowledge of the types of responsibilities expected of members of the board of directors of a public company; and
  must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee’s capacity to serve in a fiduciary position.
Identification and Evaluation of Candidates for the Board. Candidates to serve on the Board will be identified from all available sources, including recommendations made by shareholders.  The Nominating Committee’s charter provides that there will be no differences in the manner in which the Nominating Committee evaluates nominees recommended by shareholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board.  The evaluation process for individuals other than existing Board members will include:

  a review of the information provided to the Nominating Committee by the proponent;
  a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and
  a personal interview of the candidate, together with a review of such other information as the Nominating Committee shall determine to be relevant.

Third-Party Recommendations. In connection with the 2011 Annual Meeting, the Nominating Committee did not receive any nominations from any shareholder or group of shareholders which owned more than 5% of the Company’s Class A Common Stock or Class B Common Stock for at least one year.

Audit Committee Matters

Audit Committee Charter.  The Audit Committee performed its duties during 2010 under a written charter approved by the Board of Directors.  A copy of the charter was set forth as Appendix B to the Company’s 2010 proxy statement; the charter is presently included on the Company’s website under the Investor Information tab.

Independence of Audit Committee Members. The Class A and Class B Common Stock are listed on the NASDAQ Global Select Market and the Company is governed by the listing standards applicable thereto. All members of the Audit Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace Rules and under the SEC’s Rule 10A-3.

Audit Committee Report. In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010:

(1)	the Audit Committee reviewed and discussed the audited financial statements with the Company’s management;

(2)
the Audit Committee discussed with the Company’s independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T;

(3)
the Audit Committee received the written disclosures and the letter from the Company’s independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and discussed with the Company’s independent accountants their independence; and

(4)	based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2010 Annual Report on Form 10-K.

By:   The Audit Committee of the Board of Directors
Peter Gilbert
  John S. Johnson
  John F. Tweedy

Compensation Committee Report

The Compensation Committee has reviewed and discussed the information provided under the caption “Compensation Discussion and Analysis” set forth above.  Based on that review and those discussions, the Compensation Committee recommended to our Board that such “Compensation Discussion and Analysis” be included in this proxy statement.

By:   The Compensation Committee of the Board of Directors
  Peter Gilbert
  Robert H. Simandl

Compensation Committee Interlocks and Insider Participation

Peter Gilbert and Robert H. Simandl served as members of the Compensation Committee of the Company’s Board of Directors during 2010.

Mr. Simandl served as the Company’s Secretary through May 2003. Mr. Simandl and his predecessor firms have served as general counsel to the Company for more than the past five years.  Fees received by Mr. Simandl’s firm from the Company during 2010 were not material.  The Company will retain Mr. Simandl in 2011.

Director Avi Eden served as a special consultant to the Company on matters related to potential acquisitions during 2010.  Fees received by Mr. Eden from the Company in 2010 were not material.  The Company expects Mr. Eden to continue in this role in 2011.

The Audit Committee of the Board of Directors monitors the Company’s related party transactions and must approve in advance any new related party transactions.  On a quarterly basis, the Audit Committee makes inquiry of management’s Disclosure Committee to determine whether any of the members of that committee are aware of any related party transactions. As of December 31, 2010, the Company had $2.0 million invested in a money market fund with GAMCO Investors, Inc. (“GAMCO”).  GAMCO is a current shareholder of the Company, with holdings of its Class A stock of approximately 29.1%.  However, as previously discussed, GAMCO’s voting rights are currently suspended. Management’s Disclosure Committee did not report any other related party transactions to the Audit Committee during 2010.

Other Compensation Committee Matters

Charter. Our Board of Directors has defined the duties of its Compensation Committee in a charter. A copy of the Compensation Committee’s charter was set forth as Appendix C to the Company’s 2010 proxy statement; the charter is presently included on the Company’s website under the Investor Information tab.

Authority, Processes and Procedures.   Our Compensation Committee is responsible for administering our employee benefit plans, for establishing the compensation of our Chief Executive Officer and for determining the compensation of our other executive officers.  Our Compensation Committee also establishes policies and monitors compensation for our associates in general.  While the Compensation Committee may, and does in fact, delegate authority with respect to the compensation of associates in general, the Compensation Committee retains overall supervisory responsibility for associate compensation. With respect to executive compensation, the Compensation Committee receives recommendations and information from our Chief Executive Officer regarding issues relevant to determinations made by the Compensation Committee. Our Chief Executive Officer participates in Compensation Committee deliberations regarding the compensation of other executive officers, but does not participate in deliberations regarding his own compensation.

Consultants. We typically do not involve consultants in establishing the compensation of our associates or directors, other than attorneys who assist us in the drafting of benefit plans and comparable arrangements.

Shareholder Communication with the Board

The Board of Directors has established a procedure that enables shareholders to communicate in writing with members of the Board. Any such communication should be addressed to the Company’s Secretary and should be sent to such individual c/o Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Shareholders may also communicate with the Board by directing communications through the Corporate Secretary by following instructions on the Company’s website. Under the procedures established by the Board, upon the receipt of such a communication, the Company’s Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a shareholder.  Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

Board members are encouraged, but not required by any specific Board policy, to attend the Company’s annual meeting of shareholders.  All of the members of the Board attended the Company’s 2010 annual meeting of shareholders.

PROPOSAL 2

RATIFICATION OF THE DESIGNATION OF DELOITTE & TOUCHE LLP TO AUDIT BEL’S BOOKS AND ACCOUNTS FOR 2011

The Audit Committee has selected Deloitte & Touche LLP to audit Bel’s books and accounts for the year ending December 31, 2011 and will offer a resolution at the meeting for shareholders to ratify the designation. Although shareholder ratification is not required, the designation of Deloitte & Touche LLP is being submitted for ratification at the 2011 Annual Meeting of Shareholders because it is perceived to be a matter of good corporate governance practice to submit this issue for ratification by shareholders. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of Bel’s independent registered public accounting firm.

The Board of Directors recommends a vote FOR Proposal 2.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors has approved the compensation of our Named Officers as described under “Compensation Discussion and Analysis” and “Executive Compensation” (see pages 9 to 18). In accordance with applicable SEC requirements, we are seeking a non-binding advisory vote, commonly known as a “Say on Pay” vote, to give you the opportunity to express your views on our executive compensation. Because your vote is advisory, it will not be binding upon the Compensation Committee. However, the Compensation Committee will take the outcome of the vote into account when making future executive compensation decisions.

Our compensation program is designed to motivate our executive officers to enhance long-term stockholder value and to attract and retain the highest quality executive and key employee talent available. We believe our executive compensation is aligned with increasing the value of our common stock and promoting our key strategies, values and long term financial and operational objectives.

The Board of Directors believes that the compensation of our executive officers is appropriate and recommends a vote FOR the following advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF SAY ON PAY VOTES

As described in Proposal No. 3 above, our shareholders are being provided the opportunity to cast an advisory vote to approve our executive compensation. The advisory vote on executive compensation described in Proposal No. 3 above is referred to as a “Say-on-Pay” vote. This Proposal No. 4 affords you the opportunity to cast an advisory vote on how often we should include a Say-on-Pay vote in our proxy materials in the future. Under this Proposal No. 4, shareholders may vote to have the Say-on-Pay vote every year, every two years or every three years.

We believe that Say-on-Pay votes should be conducted every year so that shareholders may annually express their views on our executive compensation program. Our Compensation Committee, which administers our executive compensation program, values the opinions expressed by shareholders in these votes, and even though non-binding, will continue to consider the outcome of these votes in making its decisions on executive compensation.

The Board of Directors believes an advisory vote on our executive officer compensation should occur annually and recommends a vote FOR the following resolution:

“RESOLVED, that future annual shareholder advisory votes regarding the compensation paid to the Company’s named executive officers is APPROVED.”

PROPOSAL 5

APPROVAL OF THE 2011 EQUITY COMPENSATION PLAN

General

Our 2002 Equity Compensation Program (the “2002 Plan”) terminates on April 4, 2012, and no grants of awards under the 2002 Plan may be made after that date.  Our Board believes that it is in the best interests of Bel and its shareholders to have a new equity compensation plan adopted by the Board and approved by the shareholders prior to the expiration of the 2002 Plan.  Accordingly, on April 4, 2011, our Board of Directors adopted the Bel Fuse Inc. 2011 Equity Compensation Plan (the “2011 Plan”), subject to the approval of our shareholders.

The general purpose of the 2011 Plan is to provide an incentive to our employees, directors and consultants by enabling them to share in the future growth of our business.  Our Board of Directors believes that the granting of stock options, restricted stock awards and similar kinds of equity-based compensation promotes continuity of management and increases incentive and personal interest in the welfare of our company by those who are primarily responsible for shaping and carrying out our long range plans and securing our growth and financial success.

The Board believes that the 2011 Plan will advance our interests by enhancing our ability to (a) attract and retain employees, consultants and directors who are in a position to make significant contributions to our success; (b) reward our employees, consultants and directors for these contributions; and (c) encourage employees, consultants and directors to take into account our long-term interests through ownership of our shares.

As of March 31, 2011, a total of 570,950 shares of Class B Common Stock were available for future grants under the 2002 Plan.  If the 2011 Plan is approved by shareholders, additional awards may be granted under the 2002 Plan until its expiration date, and awards may also be granted under the 2011 Plan.

Description of the 2011 Equity Compensation Plan

The following description of the principal terms of the 2011 Plan is a summary and is qualified in its entirety by the full text of the 2011 Plan, which is attached as Appendix A to this proxy statement.

Administration. The 2011 Plan will be administered by the Compensation Committee of our Board of Directors.  The Compensation Committee may grant options to purchase shares of our Class B Common Stock, stock appreciation rights and restricted stock units payable in shares of our Class B Common Stock, as well as restricted or unrestricted shares of our Class B Common Stock.  The Compensation Committee also has authority to determine the terms and conditions of each option or other kind of equity award and adopt, amend and rescind rules and regulations for the administration of the 2011 Plan.  No options, stock purchase rights or awards may be made under the Plan after April 4, 2021, but the 2011 Plan will continue thereafter while previously granted options, stock appreciation rights or other awards remain subject to the 2011 Plan.

Eligibility.  Persons eligible to receive options, stock appreciation rights or other awards under the 2011 Plan are those employees, consultants and directors of our company and our subsidiaries who, in the opinion of the Compensation Committee, are in a position to contribute to our success.

Shares Subject to the 2011 Plan.  The aggregate number of shares of Class B Common Stock available for issuance in connection with options and awards granted under the 2011 Plan will be 1,400,000, subject to customary adjustments for stock splits, stock dividends or similar transactions.  Incentive stock options may be granted under the 2011 Plan with respect to all of those shares.  If any option or stock appreciation right granted under the 2011 Plan terminates without having been exercised in full or if any award is forfeited, the number of shares of Class B Common Stock as to which such option or award was forfeited will be available for future grants under the 2011 Plan.  No employee, consultant or director may receive options or stock appreciation rights relating to more than 100,000 shares of our Class B Common Stock in the aggregate in any calendar year.

Terms and Conditions of Options. Options granted under the 2011 Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or “nonstatutory stock options” that do not meet the requirements of Section 422 of the Code.  The Compensation Committee will determine the exercise price of options granted under the 2011 Plan.  The exercise price of options may not be less than the fair market value per share of our Class B Common Stock on the date of grant (or 110% of the fair market value per share in the case of incentive options granted to a ten-percent or more shareholder).

If on the date of grant the Class B Common Stock is listed on a stock exchange or is quoted on the automated quotation system of NASDAQ, the fair market value shall generally be the closing sale price on the date of grant (or, if no trades were made on the date of grant, for the last trading day before the date of grant).  If no such prices are available, the fair market value shall be determined in good faith by the Compensation Committee based on the reasonable application of a reasonable valuation method.  On April 6, 2011, the closing sale price of a share of Class B Common Stock on the NASDAQ Global Select Market was $22.13.

No option may be exercisable for more than ten years (five years in the case of an incentive option granted to a ten-percent or more shareholder) from the date of grant.  Options granted under the 2011 Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant.  No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000.

Generally, the option price may be paid (a) in cash or by certified check, bank draft or money order, (b) through delivery of shares of our Class B Common Stock having a fair market value equal to the purchase price, or (c) a combination of these methods.  The compensation committee is also authorized to establish a cashless exercise program and to permit the exercise price to be satisfied by reducing from the shares otherwise issuable upon exercise a number of shares having a fair market value equal to the exercise price.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient.  However, the Compensation Committee may permit the holder of an option or stock appreciation right to transfer the option or right to immediate family members or a family trust for estate planning purposes.  Unless otherwise provided by the Compensation Committee, options that are exercisable at the time of a recipient's termination of service with us will continue to be exercisable for 90 days, unless the optionee terminates employment or service with us due to death or disability, in which case the option will continue to be exercisable for one year, or for cause or if the optionee voluntarily terminates employment or service, in which case the option will cease to be exercisable upon termination.

Stock Appreciation Rights.  A stock appreciation right may be granted by the Compensation Committee either alone, or in tandem with, other options or awards under the 2011 Plan.  A stock appreciation right will relate to a number of shares of our Class B Common Stock as the Compensation Committee determines at the time of grant.  Each stock appreciation right will have an exercise period determined by the Compensation Committee not to exceed ten years from the date of grant.  Upon exercise of a stock appreciation right, the holder will receive a number of shares of our Class B Common Stock equal to (i) the number of shares for which the stock appreciation right is exercised times the appreciation in the fair market value of a share of our Class B Common Stock between the date the stock appreciation right was granted and its date of exercise; divided by (ii) the fair market value of a share of Class B Common Stock on the date that the stock appreciation right is exercised.  The Compensation Committee will determine the extent to which a holder of a stock appreciation right may exercise the right following termination of service with us.

Terms and Conditions of Stock Awards. The Compensation Committee may also grant a restricted or unrestricted stock award and/or a restricted stock unit award to any eligible employee, consultant or director.  Under a restricted stock award, shares of Class B Common Stock that are the subject of the award are generally subject to forfeiture to the extent that the recipient terminates service with us prior to the award having vested or if the performance goals established by the Compensation Committee as a condition of vesting are not achieved.  Shares of Class B Common Stock subject to a restricted stock award cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the recipient of the award unless and until the applicable restrictions lapse.  Unless otherwise determined by the Compensation Committee, holders of restricted shares will have the right to vote such shares and to receive any cash dividends with respect thereto during the restriction period.  Any stock dividends will be subject to the same restrictions as the underlying shares of restricted stock.

Under a restricted stock unit award, restricted stock units that are the subject of the award are generally subject to forfeiture to the extent that the recipient terminates service with us prior to the award having vested or if the performance goals established by the Compensation Committee as a condition of vesting are not achieved.  To the extent that the award of restricted stock units vests, the recipient shall become entitled to receive a number of shares of Class B Common Stock equal to the number of restricted stock units that became vested.  Restricted stock units cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the recipient of the award and during a recipient’s lifetime may be exercised only by the recipient.  Prior to the delivery of shares of Class B Common Stock with respect to an award of restricted stock units, the recipient shall have no rights as a shareholder of our company.

Unrestricted stock awards are grants of shares of Class B Common Stock that are not subject to forfeiture.

To the extent that the Compensation Committee grants stock awards that are subject to the satisfaction of performance goals specified by the Compensation Committee (“performance awards”), the Compensation Committee shall establish the specified levels of performance goals.  Performance goals may be weighted for different factors and measures.  The Compensation Committee will have discretion to make adjustments to a performance award in certain circumstances, such as when a person is promoted into a position of eligibility for a performance award, is transferred between eligible positions with different performance goals, terminates employment and is subsequently rehired, takes a leave of absence, or in other similar circumstances deemed appropriate by the Compensation Committee.  The Compensation Committee may also increase or decrease a stock award to any individual, except that an award intended to be “qualified performance-based compensation” for purposes of Section 162(m) of the Code may not be increased.  The Compensation Committee will certify the degree of attainment of performance goals after the end of each year.

If stock awards are intended to satisfy the conditions for deductibility under Section 162(m) of the Code as “performance-based compensation,” the performance criteria will be selected from among the following, which may be applied to our company as a whole, or to an individual recipient, or to a department, unit, division or function within the company or an affiliate, and they may apply on a pre- or post-tax basis, either alone or relative to the performance of other businesses or individuals (including industry or general market indices): (a) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the committee deems appropriate and, if the committee so determines, net of or including dividends) before or after interest and taxes (“EBIT”) or before or after interest, taxes, depreciation, and amortization (“EBITDA”); (b) gross or net revenue or changes in annual revenues; (c) cash flow(s) (including either operating or net cash flows); (d) financial return ratios; (e) total shareholder return, shareholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price, or share price appreciation; (f) earnings growth or growth in earnings per share; (g) return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales; (h) adjusted pre-tax margin; (i) pre-tax profits; (j) operating margins; (k) operating profits; (l) operating expenses; (m) dividends; (n) net income or net operating income; (o) growth in operating earnings or growth in earnings per share; (p) value of assets; (q) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (r) aggregate product price and other product measures; (s) expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions; (t) reduction of losses, loss ratios or expense ratios; (u) reduction in fixed costs; (v) operating cost management; (w) cost of capital; (x) debt reduction; (y) productivity improvements; (z) average inventory turnover; or (aa) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures.

Effect of a Change in Control Event.  Immediately prior to the consummation of a “Change in Control Event,” as defined in the 2011 Plan, all options and stock appreciation rights shall become fully exercisable, all vesting periods and conditions under stock awards shall be deemed to have been satisfied and, to the extent the shares underlying any such stock awards shall not then be issued, such shares shall be immediately issued and delivered.  In addition, the Compensation Committee may, in its discretion, notify all optionees and holders of stock appreciation rights that: (1) they are required to exercise all outstanding options and stock appreciation rights prior to the consummation of the Change in Control Event, and (2) to the extent any option or stock appreciation right is not so exercised, it will terminate upon the consummation of the Change in Control Event.  A “Change in Control Event” is defined in the 2011 Plan to mean a merger or consolidation of our company, the sale of substantially all of our assets, shareholder approval of a plan of liquidation or dissolution, any action pursuant to which a person or group would acquire beneficial ownership of more than 50% of our voting securities and certain changes in our board membership.

Amendment; Termination.  Our Board may at any time amend the 2011 Plan for the purpose of satisfying the requirements of the Code, or other applicable law or regulation or for any other legal purpose, provided that, without the consent of our shareholders, the board may not (a) increase the number of shares of Class B Common Stock available under the 2011 Plan, (b) change the group of individuals eligible to receive options, stock appreciation rights and/or other awards, or (c) extend the term of the 2011 Plan.

Federal Income Consequences

Following is a summary of the federal income tax consequences of option and other grants under the 2011 Plan.  Optionees and recipients of other rights and awards granted under the 2011 Plan are advised to consult their personal tax advisors before exercising an option or stock appreciation right or disposing of any stock received pursuant to the exercise of an option or stock appreciation right or following vesting of a restricted stock award or restricted stock unit or upon grant of an unrestricted stock award.  In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local or other tax laws.

Treatment of Options

The Code treats incentive stock options and nonstatutory stock options differently.  However, as to both types of options, no income will be recognized to the optionee at the time of the grant of the options under the 2011 Plan, nor will our Company be entitled to a tax deduction at that time.

Generally, upon exercise of a nonstatutory stock option (including an option intended to be an incentive stock option but which has not continued to so qualify at the time of exercise), an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price.  Our Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in the fiscal year which includes the end of the optionee’s taxable year.  We will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction.  In general, if an optionee, in exercising a nonstatutory stock option, tenders shares of our Class B Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender.  However, if the tendered shares were previously acquired upon the exercise of an incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the incentive stock option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the incentive stock option.

For incentive stock options, there is no taxable income to an optionee at the time of exercise.  However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the “alternative minimum tax” will apply for the year of exercise.  If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price).  Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income.  If the two-year and one year holding period requirements are not met (a “disqualifying disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price.  The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes a disqualifying disposition, our Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

In general, if an optionee, in exercising an incentive stock option, tenders shares of Class B Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender.  However, if the tendered shares were previously acquired upon the exercise of another incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.

As noted above, the exercise of an incentive stock option could subject an optionee to the alternative minimum tax.  The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise.  However, as a general rule, the amount by which the fair market value of the Class B Common Stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed.  As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in any given year.

Treatment of Stock Appreciation Rights

Generally, the recipient of a stock appreciation right will not recognize any income upon grant of the stock appreciation right, nor will our Company be entitled to a deduction at that time.  Upon exercise of a stock appreciation right, the holder will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value of our Class B Common Stock at that time.

Treatment of Stock Awards

Generally, absent an election to be taxed currently under Section 83(b) of the Code (a "Section 83(b) Election"), there will be no federal income tax consequences to either the recipient or our Company upon the grant of a restricted stock award.  At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and our Company generally will be entitled to a corresponding deduction equal to the fair market value of the Class B Common Stock at that time.  If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time.  If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

The recipient of an unrestricted stock award will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value of our Class B Common Stock that is the subject of the award when the award is made.

The recipient of a restricted stock unit will recognize ordinary income as and when the units vest and shares of our Class B Common Stock are issued.  The amount of the income will be equal to the fair market value of the shares of our Class B Common Stock issued at that time, and our Company will be entitled to a corresponding deduction.  The recipient of a restricted stock unit will not be permitted to make a Section 83(b) Election with respect to such award.

Potential Limitation on Company Deductions

Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1 million for a covered employee.  It is possible that compensation attributable to options granted in the future under the 2011 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.  Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.  In accordance with Treasury regulations issued under Code Section 162(m), compensation attributable to options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period; (ii) the per-employee limitation is approved by the shareholders; (iii) the award is granted by a compensation committee comprised solely of “outside directors”; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant.

Tax Withholding

As and when appropriate, we shall have the right to require each optionee purchasing shares of Class B Common Stock and each grantee receiving an award of shares of Class B Common Stock under the 2011 Plan to pay any federal, state or local taxes required by law to be withheld.

Option Grants Under the 2011 Plan

The grant of options under the 2011 Plan is discretionary, and we cannot determine now the number or type of options to be granted in the future to any particular person or group.

Securities Issuable Pursuant to Other Equity Compensation Plans

For information regarding securities issuable pursuant to our 2002 Equity Compensation Program and our prior stock option plan (which prior plan expired in April 2002), please see the information in this proxy statement set forth under the caption “Executive Compensation - Equity Compensation Plan Information.”

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve Proposal 5.

The Board of Directors recommends a vote FOR Proposal 5.

OTHER MATTERS

Relationship With Independent Public Accountants

Deloitte & Touche LLP, independent certified public accountants, has been selected by the Board of Directors to audit and report on Bel’s financial statements for the year ending December 31, 2011.

Deloitte & Touche LLP began auditing Bel in 1983. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he so desires.  The representative is expected to be available to respond to appropriate questions from shareholders.

Audit Fees and Related Matters

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by the Company’s independent accountants, Deloitte & Touche LLP, is approved in advance by the Audit Committee, including the proposed fees for such work.  The Audit Committee is informed of each service actually rendered.

Audit Fees.  Audit fees billed or expected to be billed to the Company by Deloitte & Touche LLP for the audit of the financial statements and audit of the effectiveness of our internal controls over financial reporting included in the Company’s Annual Reports on Form 10-K, and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the years ended December 31, 2010 and 2009 totaled $1,469,740 and $1,214,900, respectively.

Audit-Related Fees.  The Company was billed $1,890 and $49,108 by Deloitte & Touche LLP in connection with other audit-related reviews performed during the years ended December 31, 2010 and 2009, respectively.  Such services are defined as services which are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the caption “Audit Fees” above.

Tax Fees.  The Company was billed $270,000 and $127,525 by Deloitte Tax LLP (an affiliate of Deloitte & Touche LLP) for the years ended December 31, 2010 and 2009, respectively, for tax services, principally representing advice regarding the preparation of income tax returns.

All Other Fees.  For the years ended December 31, 2010 and 2009, the Company was not billed by Deloitte & Touche LLP for services not covered in the three immediately preceding paragraphs.

Other Matters.  The Audit Committee of the Board of Directors has considered whether the provision of Audit-Related Fees, Tax Fees and All Other Fees are compatible with maintaining the independence of the Company’s principal accountant.

Applicable law and regulations provide an exemption that permits certain services to be provided by the Company’s outside auditors even if they are not pre-approved.  The Company has not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

Miscellaneous

At the time that this Proxy Statement was mailed to shareholders, management was not aware that any matter would be presented for action at the Annual Meeting other than the election of directors, the ratification of the designation of Deloitte & Touche LLP to audit Bel’s books and accounts for 2011, approval, on an advisory basis, of our executive compensation, a vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation and approval of the Bel Fuse Inc. 2011 Equity Compensation Plan.  If other matters properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

By Order of the Board of Directors
Colin Dunn, Secretary

Dated: April 15, 2011

A copy of the Company’s annual report for the year ended December 31, 2010, including financial statements, accompanies this Proxy Statement.  The annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

A copy of the Company’s annual report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission, is available (excluding exhibits) without cost to shareholders upon written request made to Jerry Kimmel, Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302.

APPENDIX A

BEL FUSE INC.

2011 EQUITY COMPENSATION PLAN

1.           Purposes of the Plan.  The purposes of this Bel Fuse Inc. 2011 Equity Compensation Plan (the “Plan”) are: to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants, and to promote the success of the Company and any Parent or Subsidiary.  Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.  Stock Awards, Unrestricted Shares and Stock Appreciation Rights may also be granted under the Plan.

2.           Definitions.  As used herein, the following definitions shall apply:

“Administrator” means a Committee which has been delegated the responsibility of administering the Plan in accordance with Section 4 of the Plan or, if there is no such Committee, the Board.

“Applicable Laws” means the requirements relating to the administration of equity compensation plans under the applicable corporate and securities laws of any of the states in the United States, U.S. federal securities laws, the Code, any stock exchange or quotation system on which the Class B Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means an Option, a Stock Award, a Stock Appreciation Right and/or the grant of Unrestricted Shares.

“Board” means the Board of Directors of the Company.

“Cause”, with respect to any Service Provider, means (unless otherwise determined by the Administrator) such Service Provider’s (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company; (iii) personal dishonesty, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Service Provider’s duties; (v) chronic use of alcohol, drugs or other similar substances which affects the Service Provider’s work performance; or (vi) material breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Service Provider for the benefit of the Company, all as reasonably determined by the Committee, which determination will be conclusive.  Notwithstanding the foregoing, if a Service Provider and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement, advisory agreement or other similar agreement that specifically defines “cause,” then with respect to such Service Provider, “Cause” shall have the meaning defined in that employment agreement, consulting agreement, advisory agreement or other agreement.

“Change in Control Event” means the occurrence of any of the following events:

(a)           the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Class A Common Stock or Class B Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the shares of the Company’s Class A Common Stock and Class B Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or

(b)           the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than to a subsidiary or affiliate; or

(c)           an approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(d)           any action pursuant to which any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity (other than the Company or any benefit plan sponsored by the Company or any of its subsidiaries) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of capital stock entitled to vote generally for the election of directors of the Company (“Voting Securities”) representing more than fifty (50%) percent or more of the combined voting power of the Company’s then outstanding Voting Securities (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control Event; or

(e)           the individuals (A) who, as of the date on which this Plan is first adopted by the Board of Directors, constitute the Board (the “Original Directors”) and (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two thirds of the Original Directors then still in office (such Directors being called “Additional Original Directors”) and (C) who thereafter are elected to the Board and whose election or nomination for election to the Board was approved by a vote of at least two thirds of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board.

“Class A Common Stock” means the Class A Common Stock, par value $.10 per share, of the Company.

“Class B Common Stock” means the Class B Common Stock, par value $.10 per share, of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

“Company” means Bel Fuse Inc., a New Jersey corporation.

“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity, other than an Employee or a Director.

“Director” means a member of the Board.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Employee” means any person, including officers and Directors, serving as an employee of the Company or any Parent or Subsidiary.  An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary or any successor.  For purposes of an Option initially granted as an Incentive Stock Option, if a leave of absence of more than three months precludes such Option from being treated as an Incentive Stock Option under the Code, such Option thereafter shall be treated as a Nonstatutory Stock Option for purposes of this Plan.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Class B Common Stock determined as follows:

(i)           if the Class B Common Stock is listed on any established stock exchange or a national market system, including without limitation the NYSE Amex, NASDAQ Global Select Market, NASDAQ Global Market or the NASDAQ Stock Market, or any successor to any of them, the Fair Market Value of a Share of Class B Common Stock shall be the closing sales price of a Share of Class B Common Stock as quoted on such exchange or system for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Committee deems reliable, including without limitation, Yahoo! Finance;

(ii)           if the Class B Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share of Class B Common Stock shall be the mean between the high bid and low asked prices for the Class B Common Stock for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Committee deems reliable, including without limitation Yahoo! Finance; or

(iii)           if neither clause (i) above nor clause (ii) above applies, the Fair Market Value shall be determined in good faith by the Administrator based on the reasonable application of a reasonable valuation method.

“Grant Agreement” means an agreement between the Company and a Participant evidencing the terms and conditions of an individual Option or Stock Appreciation Right grant.  Each Grant Agreement shall be subject to the terms and conditions of the Plan.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option grant, Stock Award grant or grant of Unrestricted Shares or Stock Appreciation Rights.  The Notice of Grant applicable to Stock Options or Stock Appreciation Rights shall be part of the Grant Agreement.

“Option” means a stock option granted pursuant to the Plan.

“Optioned Stock” means the Class B Common Stock subject to an Option.

“Optionee” means the holder of an outstanding Option granted under the Plan.

“Parent” means a “parent corporation” of the Company (or, for purposes of Section 16(b) of the Plan, a successor to the Company), whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” shall mean any Service Provider who holds an Option, Restricted Stock, a Stock Award, Unrestricted Shares or a Stock Appreciation Right granted or issued pursuant to the Plan.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to such Rule 16b-3, as such rule is in effect when discretion is being exercised with respect to the Plan.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Class B Common Stock, as adjusted in accordance with Section 16 of the Plan.

“Stock Appreciation Right” means a right awarded pursuant to Section 14 of the Plan.

“Stock Award” means an Award of Shares pursuant to Section 11 of the Plan or an award of Restricted Stock Units pursuant to Section 12 of the Plan.

“Stock Award Agreement” means an agreement, approved by the Administrator, providing the terms and conditions of a Stock Award.

“Stock Award Shares” means Shares subject to a Stock Award.

“Stock Awardee” means the holder of an outstanding Stock Award granted under the Plan.

“Subsidiary” means a “subsidiary corporation” of the Company (or, for purposes of Section 16(b) of the Plan, a successor to the Company), whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Unrestricted Shares” means a grant of Shares made on an unrestricted basis pursuant to Section 13 of the Plan.

3.           Stock Subject to the Plan.  Subject to the provisions of Section 16(a) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 1,400,000 Shares, all of which may be issued in respect of Incentive Stock Options.  The Shares may be authorized but unissued, or reacquired, shares of Class B Common Stock.  The maximum number of Shares subject to Options and Stock Appreciation Rights which may be issued to any Participant under the Plan during any calendar year is 100,000 Shares.  If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full or is canceled or terminated, or if any Shares of Restricted Stock or Shares underlying a Stock Award are forfeited or reacquired by the Company, the Shares that were subject thereto shall be added back to the Shares available for issuance under the Plan.  The Company, during the term of this Plan, will, at all times, reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

4.           Administration of the Plan.

(a)         Appointment.  The Plan shall be administered by a Committee to be appointed by the Board, which Committee shall consist of not less than two members of the Board and shall be comprised solely of members of the Board who qualify as both non-employee directors as defined in Rule 16b-3(b)(3) of the Exchange Act and outside directors within the meaning of Department of Treasury Regulations issued under Section 162(m) of the Code.  The Board shall have the power to add or remove members of the Committee, from time to time, and to fill vacancies on such Committee arising by resignation, death, removal, or otherwise.  Meetings shall be held at such times and places as shall be determined by the Committee.  A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting.

(b)         Powers of the Administrator.  The Administrator shall have the authority, in its discretion:

(i)         to determine the Fair Market Value of Shares;

(ii)         to select the Service Providers to whom Options, Stock Awards, Unrestricted Shares and/or Stock Appreciation Rights may be granted hereunder;

(iii)         to determine the number of shares of Class B Common Stock to be covered by each Award granted hereunder;

(iv)         to approve forms of agreement for use under the Plan;

(v)         to determine the terms and conditions, not inconsistent with the terms of the Plan or of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options and Stock Appreciation Rights may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture provisions, and any restriction or limitation regarding any Option, Stock Appreciation Right or Stock Award, or the Shares of Class B Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)         to construe and interpret the terms of the Plan, Awards granted pursuant to the Plan and agreements entered into pursuant to the Plan;

(vii)         to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii)         to modify or amend each Award (subject to Section 19(c) of the Plan), including the discretionary authority to extend, subject to the terms of the Plan, the post-termination exercisability period of Options or Stock Appreciation Rights longer than is otherwise provided for in a Grant Agreement and to accelerate the time at which any outstanding Option or Stock Appreciation Right may be exercised;

(ix)         to allow grantees to satisfy withholding tax obligations by having the Company withhold from the Shares to be issued upon exercise of an Option or Stock Appreciation Right, upon vesting of a Stock Award, or upon the grant of Unrestricted Shares that number of Shares having a Fair Market Value equal to the amount required to be withheld, provided that withholding is calculated at the minimum statutory withholding level.  The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All determinations to have Shares withheld for this purpose shall be made by the Administrator in its discretion;

(x)         to reduce the exercise price of any Option or Stock Appreciation Right to the then current Fair Market Value if the Fair Market Value of the Class B Common Stock covered by such Option shall have declined since the date the Option or Stock Appreciation Right was granted;

(xi)         to authorize any person to execute on behalf of the Company any agreement entered into pursuant to the Plan and any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xii)         to make all other determinations deemed necessary or advisable for administering the Plan.

(c)         Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all holders of Awards and Restricted Stock.  None of the Board, the Committee or the Administrator, nor any member or delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each of the foregoing shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including without limitation reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

5.           Eligibility.  Nonstatutory Stock Options, Stock Awards, Unrestricted Shares and Stock Appreciation Rights may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.  Notwithstanding anything contained herein to the contrary, an Award may be granted to a person who is not then a Service Provider; provided, however, that the grant of such Award shall be conditioned upon such person becoming a Service Provider at or prior to the time of the execution of the agreement evidencing such Award.

6.           Limitations.

(a)         Each Option shall be designated in the Grant Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, if a single Employee becomes eligible in any given year to exercise Incentive Stock Options for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Nonstatutory Stock Options.  In the previous sentence, “Incentive Stock Options” include Incentive Stock Options granted under any plan of the Company or any Parent or any Subsidiary.  For the purpose of deciding which Options apply to Shares that “exceed” the $100,000 limit, Incentive Stock Options shall be taken into account in the same order as granted.  The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)         Neither the Plan nor any Award nor any agreement entered into pursuant to the Plan shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause.

7.           Term of the Plan.  Subject to Section 22 of the Plan, the Plan shall become effective upon its adoption by the Board.  It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the Plan.

8.           Term of Options.  The term of each Option shall be stated in the applicable Grant Agreement.  In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the applicable Grant Agreement.  However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns, directly or indirectly, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the applicable Grant Agreement.

9.           Option Exercise Price; Exercisability.

(a)         Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)         In the case of an Incentive Stock Option

(A)           granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant, or

(B)           granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)         In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator; provided, however, that in the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price of a Nonstatutory Stock Option shall be no less than 100% of the Fair Market Value per Share on the date of grant, as determined by the Administrator in good faith.

(iii)         Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% (or 110%, if clause (i)(A) above applies) of the Fair Market Value per Share on the date of grant pursuant to a merger or other comparable corporate transaction.

(b)         Exercise Period and Conditions.  At the time that an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

10.        Exercise of Options; Consideration.

(a)         Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Grant Agreement.  Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence.  An Option may not be exercised for a fraction of a Share.  An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Grant Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised.  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Grant Agreement and Section 10(f) of the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Optionee.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.  Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)         Termination of Relationship as a Service Provider.  Unless otherwise specified in the Grant Agreement, if an Optionee ceases to be a Service Provider, other than as a result of (x) the Optionee’s death or Disability, or (y) termination of such Optionee’s employment or relationship with the Company with Cause, or (z) the Optionee’s voluntary termination of employment other than as a result of retirement, the Optionee may exercise his or her Option for up to ninety (90) days following the date on which the Optionee ceases to be a Service Provider to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Grant Agreement).  If, on the date that the Optionee ceases to be a Service Provider, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after the date that the Optionee ceases to be a Service Provider the Optionee does not exercise his or her Option in full within the time set forth herein or the Grant Agreement, as applicable, the unexercised portion of the Option shall terminate, and the Shares covered by such unexercised portion of the Option shall revert to the Plan.  An Optionee who changes his or her status as a Service Provider (e.g., from being an Employee to being a Consultant) shall not be deemed to have ceased being a Service Provider for purposes of this Section 10(b), nor shall a transfer of employment among the Company and any Subsidiary be considered a termination of employment; however, if an Optionee holding Incentive Stock Options ceases being an Employee but continues as a Service Provider, such Incentive Stock Options shall be deemed to be Nonstatutory Stock Options three months after the date of such cessation.

(c)         Disability of an Optionee.  Unless otherwise specified in the Grant Agreement, if an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option, to the extent the Option is vested on the date that the Optionee ceases to be a Service Provider, up until the one-year anniversary of the date on which the Optionee ceases to be a Service Provider (but in no event later than the expiration of the term of such Option as set forth in the Grant Agreement).  If, on the date that the Optionee ceases to be a Service Provider, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after the Optionee ceases to be a Service Provider, the Optionee does not exercise his or her Option in full within the time set forth herein or the Grant Agreement, as applicable, the unexercised portion of the Option shall terminate, and the Shares covered by such unexercised portion of the Option shall revert to the Plan.

(d)         Death of an Optionee.  Unless otherwise specified in the Grant Agreement, if an Optionee dies while a Service Provider, the Option may be exercised, to the extent that the Option is vested on the date of death, by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance up until the one-year anniversary of the Optionee’s death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant).  If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If the Option is not so exercised in full within the time set forth herein or the Grant Agreement, as applicable, the unexercised portion of the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to the Plan.

(e)         Termination for Cause or Voluntary Termination. If a Service Provider’s relationship with the Company is terminated for Cause, or if a Service Provider voluntarily terminates his or her relationship with the Company other than as a result of retirement, then, unless otherwise provided in such Service Provider’s Grant Agreement or by the Administrator, such Service Provider shall have no right to exercise any of such Service Provider’s Options at any time on or after the effective date of such termination.

(f)         Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of:

(i)      cash;

(ii)      check;

(iii)         other Shares which (A) in the case of Shares acquired upon exercise of an option at a time when the Company is subject to Section 16(b) of the Exchange Act, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)         consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(v)      a reduction in the number of Shares otherwise issuable by a number of Shares having a Fair Market Value equal to the exercise price of the Option being exercised;

(vi)         any combination of the foregoing methods of payment; or

(vii)         such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

11.        Stock Awards.  The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price as it determines) Shares to any Service Provider subject to such terms and conditions as the Administrator sets forth in a Stock Award Agreement evidencing such grant.  Stock Awards may be granted or sold in respect of past services or other valid consideration or in lieu of any cash compensation otherwise payable to such individual.  The grant of Stock Awards under this Section 11 shall be subject to the following provisions:

(a)          At the time a Stock Award under this Section 11 is made, the Administrator shall establish a vesting period (the “Restricted Period”) applicable to the Stock Award Shares subject to such Stock Award.  The Administrator may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives.  None of the Stock Award Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period applicable to such Stock Award Shares or prior to the satisfaction of any other restrictions prescribed by the Administrator with respect to such Stock Award Shares.

(b)          The Company shall issue, in the name of each Service Provider to whom Stock Award Shares have been granted, stock certificates representing the total number of Stock Award Shares granted to such person, as soon as reasonably practicable after the grant.  The Company, at the direction of the Administrator, shall hold such certificates, properly endorsed for transfer, for the Stock Awardee’s benefit until such time as the Stock Award Shares are forfeited to the Company, or the restrictions lapse.

(c)          Unless otherwise provided by the Administrator, holders of Stock Award Shares shall have the right to vote such Shares and have the right to receive any cash dividends with respect to such Shares.  All distributions, if any, received by a Stock Awardee with respect to Stock Award Shares as a result of any stock split, stock distribution, combination of shares, or other similar transaction shall be subject to the restrictions of this Section 11.

(d)          Any Stock Award Shares granted to a Service Provider pursuant to the Plan shall be forfeited if the Stock Awardee voluntarily terminates employment with the Company or its subsidiaries or resigns or voluntarily terminates his consultancy or advisory arrangement or directorship with the Company or its subsidiaries, or if the Stock Awardee’s employment or the consultant’s or advisor’s consultancy or advisory arrangement or directorship is terminated for Cause, in each case prior to the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions applicable to such Stock Award Shares.  Upon such forfeiture, the Stock Award Shares that are forfeited shall be retained in the treasury of the Company and be available for subsequent awards under the Plan.  If the Stock Awardee’s employment, consultancy or advisory arrangement or directorship terminates for any other reason prior to the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions applicable to such Stock Award Shares, the Stock Award Shares held by such person shall be forfeited, unless the Administrator, in its sole discretion, shall determine otherwise.

(e)          Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Stock Award Shares shall lapse and, at the Stock Awardee’s request, a stock certificate for the number of Stock Award Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Stock Awardee or his beneficiary or estate, as the case may be.

(f)          Prior to the delivery of any shares of Class B Common Stock in connection with a Stock Award under this Section 11, the Company shall be entitled to require as a condition of delivery that the Stock Awardee shall pay or make adequate provision acceptable to the Company for the satisfaction of the statutory minimum prescribed amount of federal and state income tax and other withholding obligations of the Company, including, if permitted by the Administrator, by having the Company withhold from the number of shares of Class B Common Stock otherwise deliverable in connection with a Stock Award, a number of shares of Class B Common Stock having a Fair Market Value equal to an amount sufficient to satisfy such tax withholding obligations.

12.        Restricted Stock Units.  The Committee may, in its sole discretion, grant Restricted Stock Units to a Service Provider subject to such terms and conditions as the Committee sets forth in a Stock Award Agreement evidencing such grant.  “Restricted Stock Units” are Awards denominated in units evidencing the right to receive Shares of Class B Common Stock, which may vest over such period of time and/or upon satisfaction of such performance criteria or objectives as is determined by the Committee at the time of grant and set forth in the applicable Stock Award Agreement, without payment of any amounts by the Stock Awardee thereof (except to the extent required by law).  Prior to delivery of shares of Class B Common Stock with respect to an award of Restricted Stock Units, the Stock Awardee shall have no rights as a stockholder of the Company.

Upon satisfaction and/or achievement of the applicable vesting requirements relating to an award of Restricted Stock Units, the Stock Awardee shall be entitled to receive a number of shares of Class B Common Stock that are equal to the number of Restricted Stock Units that became vested.  To the extent, if any, set forth in the applicable Stock Award Agreement, cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the applicable vesting period, as determined by the Committee.

Unless otherwise provided by the Stock Award Agreement, any Restricted Stock Units granted to a Service Provider pursuant to the Plan shall be forfeited if the Stock Awardee’s employment or service with the Company or its Subsidiaries terminates for any reason prior to the expiration or termination of the applicable vesting period and/or the achievement of such other vesting conditions applicable to the award.

Prior to the delivery of any shares of Class B Common Stock in connection with an award of Restricted Stock Units, the Company shall be entitled to require as a condition of delivery that the Stock Awardee shall pay or make adequate provision acceptable to the Company for the satisfaction of the statutory minimum prescribed amount of federal and state income tax and other withholding obligations of the Company, including, if permitted by the Administrator, by having the Company withhold from the number of shares of Class B Common Stock otherwise deliverable in connection with an award of Restricted Stock Units, a number of shares of Class B Common Stock having a Fair Market Value equal to an amount sufficient to satisfy such tax withholding obligations.

13.        Unrestricted Shares. The Administrator may grant Unrestricted Shares in accordance with the following provisions:

(a)  The Administrator may cause the Company to grant Unrestricted Shares to Service Providers at such time or times, in such amounts and for such reasons as the Administrator, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.

(b)  The Company shall issue, in the name of each Service Provider to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to such individual, and shall deliver such certificates to such Service Provider as soon as reasonably practicable after the date of grant or on such later date as the Administrator shall determine at the time of grant.

(c)  Prior to the delivery of any Unrestricted Shares, the Company shall be entitled to require as a condition of delivery that the Stock Awardee shall pay or make adequate provision acceptable to the Company for the satisfaction of the statutory minimum prescribed amount of federal and state income tax and other withholding obligations of the Company, including, if permitted by the Administrator, by having the Company withhold from the number of Unrestricted Shares otherwise deliverable, a number of shares of Class B Common Stock having a Fair Market Value equal to an amount sufficient to satisfy such tax withholding obligations.

14.        Stock Appreciation Rights.  A Stock Appreciation Right may be granted by the Committee either alone, in addition to, or in tandem with other Awards granted under the Plan.  Each Stock Appreciation Right granted under the Plan shall be subject to the following terms and conditions:

(a)           Each Stock Appreciation Right shall relate to such number of Shares as shall be determined by the Committee.

(b)           The Award Date (i.e., the date of grant) of a Stock Appreciation Right shall be the date specified by the Committee, provided that that date shall not be before the date on which the Stock Appreciation Right is actually granted.  The Award Date of a Stock Appreciation Right shall not be prior to the date on which the recipient commences providing services as a Service Provider.  The term of each Stock Appreciation Right shall be determined by the Committee, but shall not exceed ten years from the date of grant.  Each Stock Appreciation Right shall become exercisable at such time or times and in such amount or amounts during its term as shall be determined by the Committee.  Unless otherwise specified by the Committee, once a Stock Appreciation Right becomes exercisable, whether in full or in part, it shall remain so exercisable until its expiration, forfeiture, termination or cancellation.

(c)           A Stock Appreciation Right may be exercised, in whole or in part, by giving written notice to the Committee.  As soon as practicable after receipt of the written notice, the Company shall deliver to the person exercising the Stock Appreciation Right stock certificates for the Shares to which that person is entitled under Section 14(d) hereof.

(d)           A Stock Appreciation Right shall be exercisable for Shares only.  The number of Shares issuable upon the exercise of the Stock Appreciation Right shall be determined by dividing:

(i)           the number of Shares for which the Stock Appreciation Right is exercised multiplied by the amount of the appreciation per Share (for this purpose, the “appreciation per Share” shall be the amount by which the Fair Market Value of a Share on the exercise date exceeds (x) in the case of a Stock Appreciation Right granted in tandem with an Option, the exercise price or (y) in the case of a Stock Appreciation Right granted alone without reference to an Option, the Fair Market Value of a Share on the Award Date of the Stock Appreciation Right); by

(ii)           the Fair Market Value of a Share on the exercise date.

15.        Non-Transferability.  Unless determined otherwise by the Administrator, an Option or Stock Appreciation Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.  If the Administrator makes an Option or Stock Appreciation Right transferable, such Option or Stock Appreciation Right shall contain such additional terms and conditions as the Administrator deems appropriate.  Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Grant Agreement regarding a given Option that the Optionee may transfer, without consideration for the transfer, his or her Nonstatutory Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.  During the period when Shares of Restricted Stock and Stock Award Shares are restricted (by virtue of vesting schedules or otherwise), such Shares may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

16.        Adjustments Upon Changes in Capitalization; Change in Control Events.

(a)         Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of Shares of Class B Common Stock covered by each outstanding Option, Stock Appreciation Right and Stock Award, the number of Shares of Restricted Stock outstanding and the number of Shares of Class B Common Stock which have been authorized for issuance under the Plan but as to which no Options, Stock Appreciation Rights or Stock Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, Stock Appreciation Right or Stock Award, as well as the price per share of Class B Common Stock covered by each such outstanding Option or Stock Appreciation Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Class B Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Class B Common Stock, or any other increase or decrease in the number of issued shares of Class B Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Class B Common Stock subject to an Award hereunder.  Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into sub-shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Class B Common Stock then subject to outstanding Options and Stock Appreciation Rights.

(b)         Change in Control Events.  Immediately prior to the consummation of a Change in Control Event, all Options and Stock Appreciation Rights shall become fully exercisable, and all vesting periods and conditions under Stock Awards shall be deemed to have been satisfied and, to the extent the Shares underlying any such Stock Awards shall not then be issued, such Shares shall be immediately issued and delivered.  In addition, the Administrator may, in its discretion, notify all Optionees and holders of Stock Appreciation Rights that: (1) they are required to exercise all outstanding Options and Stock Appreciation Rights prior to the consummation of the Change in Control Event, and (2) to the extent any Option or Stock Appreciation Right is not so exercised, it will terminate upon the consummation of the Change in Control Event.

17.        Substitute Options.  In the event that the Company, directly or indirectly, acquires another entity, the Board may authorize the issuance of stock options (“Substitute Options”) to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a), as from time to time amended or superceded, in the case of a Substitute Option that is intended to be an Incentive Stock Option.  Shares of capital stock underlying Substitute Stock Options shall not constitute Shares issued pursuant to the Plan for any purpose.

18.        Date of Grant.  The date of grant of an Option, Stock Appreciation Right, Stock Award or Unrestricted Share shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, Stock Appreciation Right, Stock Award or Unrestricted Share, or such other later date as is determined by the Administrator.  Notice of the determination shall be provided to each grantee within a reasonable time after the date of such grant.

19.        Amendment and Termination of the Plan.

(a)         Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)         Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(c)         Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any grantee, unless mutually agreed otherwise between the grantee and the Administrator, which agreement must be in writing and signed by the grantee and the Company.  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.        Conditions Upon Issuance of Shares.

(a)         Legal Compliance.  Shares shall not be issued in connection with the grant of any Stock Award or Unrestricted Share or the exercise of any Option or Stock Appreciation Right unless such grant or the exercise of such Option or Stock Appreciation Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)         Investment Representations.  As a condition to the grant of any Stock Award or Unrestricted Share or the exercise of any Option or Stock Appreciation Right, the Company may require the person receiving such Award or exercising such Option or Stock Appreciation Right to represent and warrant at the time of any such exercise or grant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c)         Additional Conditions.  The Administrator shall have the authority to condition the grant of any Award in such other manner that the Administrator determines to be appropriate, provided that such condition is not inconsistent with the terms of the Plan, including, without limitation, the execution by an Employee of an agreement not to compete in connection with the grant of any Award to such Employee.

(d)         Trading Policy Restrictions.  Option and or Stock Appreciation Right exercises and other Awards under the Plan shall be subject to the terms and conditions of any insider trading policy established by the Company or the Administrator.

21.        Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.        Shareholder Approval.  The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted.  Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.  Notwithstanding any provision in the Plan to the contrary, any exercise of an Option or Stock Appreciation Right granted before the Company has obtained shareholder approval of the Plan in accordance with this Section 22 shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with this Section 22.

23.        Withholding; Notice of Sale.  The Company shall be entitled to withhold from any amounts payable to an Employee or other Service Provider any amounts which the Company determines, in its discretion, are required to be withheld under any Applicable Law as a result of any action taken by a holder of an Award.

24.        Governing Law.  This Plan shall be governed by the laws of the State of New Jersey, without regard to conflict of law principles.

PROXY
BEL FUSE INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS,
MAY 17, 2011

The undersigned hereby appoints Robert H. Simandl and Colin Dunn, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the annual meeting of the shareholders of the Company to be held on May 17, 2011, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned.  Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows on the reverse side:

(Continued, and to be marked, dated and signed, on the other side)

FOR the nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for the nominees listed below	PROXY	Please mark your votes like this	☒
Election of the Board’s nominees for Director. (The Board of Directors recommends a vote “FOR”.)	☐	☐	3. With respect to the approval, on an advisory basis, of the executive compensation of Bel’s named executive officers as described in the proxy statement:	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES: Avi Eden Robert H. Simandl INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write the nominee’s name in the space provided below.	4. With respect to the vote, on an advisory basis, on how often to conduct the advisory vote on executive compensation:	EVERY YEAR ☐	EVERY 2 YEARS ☐	EVERY 3 YEARS ☐	ABSTAIN ☐
____________________________________________________________________	5. With respect to the approval of the Bel Fuse Inc. 2011 Equity Compensation Plan:	FOR ☐	AGAINST ☐	ABSTAIN ☐
2. With respect to the ratification of the designation of Deloitte and Touche LLP to audit Bel's books and accounts for 2011:	FOR ☐	AGAINST ☐	ABSTAIN ☐
6. Upon all such other matters as may properly come before the meeting and/or any adjournment thereof, as they in their sole discretion may determine.  The Board of Directors is not aware of any such other matters.

UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED “FOR” THE BOARD’S NOMINEES, “FOR” PROPOSALS 2, 3 AND 5 AND, WITH RESPECT TO PROPOSAL 4, FOR “EVERY YEAR.”

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend.
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:
Signature ___________________________________________________________	Signature _______________________________________________	Date ___________, 2011
Please sign exactly as your name appears hereon.  Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc.  For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.